As filed with the Securities and Exchange Commission on September 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunoco LP

Sunoco Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	5172 5172	30-0740483 47-3415419
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8111 Westchester Drive

Suite 400

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Miller

Sunoco GP LLC

8111 Westchester Drive

Suite 400

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Debbie P. Yee

Kevin M. Richardson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.875% Senior Notes due 2023	$1,000,000,000	100%	$1,000,000,000	$124,500.00
Guarantees of 4.875% Senior Notes due 2023(2)	—	—	—	—
5.500% Senior Notes due 2026	$800,000,000	100%	$800,000,000	$99,600.00
Guarantees of 5.500% Senior Notes due 2026(2)	—	—	—	—
5.875% Senior Notes due 2028	$400,000,000	100%	$400,000,000	$49,800.00
Guarantees of 5.875% Senior Notes due 2028(2)	—	—	—	—
Total	$2,200,000,000	—	$2,200,000,000	$273,900.00

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) of the rules and regulations under the Securities Act.

Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
Allied Energy Company LLC	Alabama	5172	63-0945745
Aloha Petroleum LLC	Delaware	5172	47-4277565
Aloha Petroleum, Ltd.	Hawaii	5172	99-0170854
Direct Fuels LLC	Delaware	5172	43-2007115
ETC M-A Acquisition LLC(2)	Delaware	5172	30-0794569
Sunmarks, LLC	Delaware	5172	23-2608837
Sunoco, LLC	Delaware	5172	46-4151222
Sunoco Property Company LLC	Delaware	5172	90-0866975
Sunoco Retail LLC	Pennsylvania	5172	81-1141412
Stripes LLC	Texas	5172	74-2737572

(1)

Unless otherwise specified, the address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, (214) 981-0700.

(2)

The address, including zip code, and telephone number, including area code, of ETC M-A Acquisition LLC’s principal executive office is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, (214) 981-0700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2018

PROSPECTUS

SUNOCO LP

SUNOCO FINANCE CORP.

OFFERS TO EXCHANGE

$1,000,000,000 of 4.875% Senior Notes due 2023 and Related Guarantees,

$800,000,000 of 5.500% Senior Notes due 2026 and Related Guarantees and

$400,000,000 of 5.875% Senior Notes due 2028 and Related Guarantees

That Have Not Been Registered Under the Securities Act of 1933

For

$1,000,000,000 of 4.875% Senior Notes due 2023 and Related Guarantees,

$800,000,000 of 5.500% Senior Notes due 2026 and Related Guarantees and

$400,000,000 of 5.875% Senior Notes due 2028 and Related Guarantees

That Have Been Registered Under the Securities Act of 1933

•

We are offering to exchange our 4.875% Senior Notes due 2023 and related guarantees, 5.500% Senior Notes due 2026 and related guarantees and 5.875% Senior Notes due 2028 and related guarantees, which were issued on January 23, 2018 in a private offering (the “2023 private notes,” the “2026 private notes” and the “2028 private notes,” respectively), for a like aggregate amount of our registered 4.875% Senior Notes due 2023 and related guarantees (the “2023 exchange notes” and, together with the 2023 private notes, the “2023 notes”), registered 5.500% Senior Notes due 2026 and related guarantees (the “2026 exchange notes” and, together with the 2026 private notes, the “2026 notes”) and registered 5.875% Senior Notes due 2028 and related guarantees (the “2028 exchange notes” and, together with the 2028 private notes, the “2028 notes”), respectively. The 2023 exchange notes, the 2026 exchange notes and the 2028 exchange notes are substantially identical to the 2023 private notes, 2026 private notes and 2028 private notes, respectively, except that the 2023 exchange notes, 2026 exchange notes and 2028 exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The 2023 exchange notes, the 2026 exchange notes and the 2028 exchange notes will represent the same debt as the 2023 private notes, the 2026 private notes and the 2028 private notes, respectively, and we will issue the 2023 exchange notes, the 2026 exchange notes and the 2028 exchange notes under the same indenture as the 2023 private notes, the 2026 private notes and the 2028 private notes, respectively.

•

In this prospectus, we refer to the 2023 private notes, the 2026 private notes and the 2028 private notes, collectively or individually, as the context requires, as the “private notes”; the 2023 exchange notes, the 2026 exchange notes and the 2028 exchange notes, collectively or individually, as the context requires, as the “exchange notes”; and the 2023 notes, the 2026 notes and the 2028 notes collectively as the “notes.”

The principal features of the exchange offers are as follows:

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2018, unless extended.

•	We will exchange all private notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offers for the applicable exchange notes.

•	You may withdraw tenders of private notes at any time before the applicable exchange offer expires.

•	The exchange of private notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Broker-dealers receiving exchange notes in exchange for private notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

You should carefully consider the risk factors beginning on page 12 of this prospectus before participating in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (including all amendments, exhibits, annexes and schedules, the “exchange offer registration statement”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) covering the exchange notes being offered. This prospectus does not contain all of the information in the exchange offer registration statement. For further information with respect to us and the exchange offers, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits thereto.

In addition, we file annual, quarterly, current and other reports with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public through the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Our internet address is www.sunocolp.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus or the exchange offer registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information determined to be furnished and not filed with the SEC), after the date of the initial filing of the exchange offer registration statement and prior to the effectiveness of the exchange offer registration statement and after the date of this prospectus and prior to the completion or termination of the exchange offers:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 23, 2018;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018, and for the quarter ended June 30, 2018, filed on August 9, 2018; and

•

our Current Reports on Forms 8-K or 8-K/A filed on January 4, 2018, January 8, 2018, January 9, 2018, January 12, 2018, January 24, 2018, January 25, 2018, January 26, 2018, January 29, 2018, March 6, 2018, April 27, 2018, May 14, 2018, July 13, 2018, July 30, 2018 and July 31, 2018.

Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Sunoco LP

Investor Relations

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

IR@sunocolp.com

You may also obtain copies of these filings, at no cost, by accessing our website at www.sunocolp.com; however, the information found on our website is not considered part of this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than                , 2018, five days prior to the expiration of the exchange offers.

The exchange offers are not being made to, nor will we accept surrenders for exchange from, holders of private notes in any jurisdiction in which the exchange offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including without limitation, our discussion and analysis of our financial condition and results of operations, and any information incorporated by reference, contains statements that we believe are “forward-looking” statements. Forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	our ability to make, complete and integrate acquisitions from affiliates or third-parties;

•	the business strategy and operations of Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Equity, L.P. (“ETE”) and ETP’s and ETE’s conflicts of interest with us;

•	changes in the price of and demand for the motor fuel that we distribute and our ability to appropriately hedge any motor fuel we hold in inventory;

•	our dependence on limited principal suppliers;

•	competition in the wholesale motor fuel distribution and retail store industry;

•	changing customer preferences for alternate fuel sources or improvement in fuel efficiency;

•	changes in our credit rating, as assigned by rating agencies;

•	a deterioration in the credit and/or capital markets;

•	environmental, tax and other federal, state and local laws and regulations;

•	the fact that we are not fully insured against all risks incident to our business;

•	dangers inherent in the storage and transportation of motor fuel;

•	our ability to manage growth and/or control costs;

•	our reliance on senior management, supplier trade credit and information technology; and

•

our partnership structure, which may create conflicts of interest between us and Sunoco GP LLC, our general partner (“General Partner”), and its affiliates, and limits the fiduciary duties of our General Partner and its affiliates.

Other factors described herein or incorporated by reference, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read “Risk Factors” beginning on page 12 of this prospectus, the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and those that may be included in an applicable prospectus supplement, as well as risks described in all of the other information included or incorporated by reference in this prospectus and any prospectus supplement and in the documents that we incorporate by reference.

The list of factors that could affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this prospectus are based on, and include, our estimates as of the date hereof. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus and the documents incorporated by reference carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Forward-Looking Statements,” and the consolidated historical financial statements and the related notes thereto included in and incorporated by reference in this prospectus.

As used in this prospectus, (i) the “Partnership,” “Sunoco,” “we,” “our,” “us” or similar terms refer to Sunoco LP and its consolidated subsidiaries, as applicable and appropriate; (ii) our “General Partner” refers to Sunoco GP LLC, a Delaware limited liability company and the general partner of the Partnership; and (iii) ETC M-A refers to ETC M-A Acquisition LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of ETP.

Sunoco LP

We are a growth-oriented Delaware master limited partnership primarily engaged in the wholesale distribution of motor fuels to independent dealers, distributors, and other customers and the retail distribution of motor fuels to end customers at retail sites operated by commission agents. In addition, we receive rental income through the leasing or subleasing of real estate used in the retail distribution of motor fuels. We also operate approximately 76 retail stores located in Hawaii, New Jersey and Texas.

We believe we are one of the largest independent motor fuel distributors by gallons in the United States and one of the largest distributors of Chevron, Exxon, and Valero branded motor fuel in the United States. In addition to distributing motor fuel, we also distribute other petroleum products such as propane and lubricating oil.

We purchase motor fuel primarily from independent refiners and major oil companies and distribute it across more than 30 states throughout the East Coast, Midwest, South Central and Southeast regions of the United States, as well as Hawaii, to approximately:

•	76 retail stores;

•	416 independently operated commission agent locations where we sell motor fuel to retail customers under commission arrangements with such operators;

•	6,610 retail stores operated by independent operators, which we refer to as “dealers” or “distributors,” pursuant to long-term distribution agreements; and

•	2,783 other commercial customers, including unbranded retail stores, other fuel distributors, school districts, municipalities and other industrial customers.

As of June 30, 2018, we operated 76 retail stores. Our retail stores operate under several brands, including our proprietary brands, APlus and Aloha Island Mart, and offer a broad selection of food, beverages, snacks, grocery and non-food merchandise, motor fuels and other services.

We are managed by our General Partner. ETE, a publicly traded master limited partnership, owns 100% of the membership interests in our General Partner, a 2.3% limited partner interest in us and all of our incentive distribution rights. ETP, another publicly traded master limited partnership which is also owned by ETE, owns approximately 31.75% of our common units, which constitutes a 26.5% limited partner interest in us. On August 1, 2018, ETE and ETP announced that ETE will acquire ETP in a transaction that is expected to close in the fourth quarter of 2018, subject to customary closing conditions. In connection with the transaction, immediately prior to closing, ETE will contribute 2,263,158 of our common units to ETP in exchange for 2,874,275 ETP common units, and will cause its subsidiary to contribute 100% of the limited liability company interests in our General Partner to ETP in exchange for 42,812,389 ETP common units. As a result, following the transaction, ETP will directly own our General Partner, all of our incentive distribution rights and approximately 34.5% of our common units, which constitutes a 28.8% limited partner interest in us.

Principal Executive Offices

Our principal executive offices are located at 8111 Westchester Drive, Suite 400, Dallas, Texas 75225. Our telephone number is (214) 981-0700.

ETC M-A Acquisition LLC

In connection with the offering of the private notes, ETC M-A provided a limited contingent guarantee of our obligation to pay the principal of each series of the private notes. See “Description of the Exchange Notes—Note Guarantees.”

Business

ETC M-A is an indirect wholly owned subsidiary of ETP formed in August 2013. ETC M-A owns 10,489,944 of our common units, which were issued to ETC M-A as partial consideration for various transactions.

Principal Executive Offices

ETC M-A’s principal executive offices are located at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225 and ETC M-A’s phone number is (214) 981-0700.

The Exchange Offers

On January 23, 2018, we completed a private offering of the private notes. In connection with the offering, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed to deliver to you this prospectus and to use reasonable efforts to consummate the respective exchange offers no later than 365 days after the date we issued the private notes.

The following summary contains basic information about the exchange offers and the exchange notes. It does not contain all the information that may be important to you. For a complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “Exchange Offers” and “Description of the Exchange Notes.”

The Exchange Offers	We are offering to exchange the 2023 private notes for the 2023 exchange notes, the 2026 private notes for the 2026 exchange notes and the 2028 private notes for the 2028 exchange notes.

Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, on , 2018, unless extended, in which case the expiration date will mean the latest date and time to which we extend such exchange offer.

Conditions to the Exchange Offers	The registration rights agreement does not require us to accept the private notes for exchange if the exchange offers, or the making of any exchange by a holder of the private notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offers are not conditioned on a minimum aggregate amount of private notes being tendered.

Procedures for Tendering Private Notes

To participate in the exchange offers, you must follow the procedures established by The Depository Trust Company (“DTC”) for tendering private notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”), require that (i) the exchange agent receive, prior to the expiration date of the applicable exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC has received:

• your instructions to exchange your private notes; and

• your agreement to be bound by the terms of the letter of transmittal.

For more information on tendering your private notes, please refer to the sections in this prospectus entitled “Exchange Offers—Terms of the Exchange Offers,” “Exchange Offers—Procedures for Tendering,” “Description of the Exchange Notes,” and “Description of the Exchange Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of the private notes at any time prior to the expiration date for the applicable exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the applicable exchange offer. Please refer to the section in this prospectus entitled “Exchange Offers—Withdrawal of Tenders.”

Acceptance of Private Notes and Delivery of Exchange Notes

If you fulfill all conditions required for proper acceptance of the private notes, we will accept any and all private notes that you properly tender in the applicable exchange offer on or before 5:00 p.m., New York City time, on the expiration date for such exchange offer. We will return any private notes that we do not accept for exchange to you without expense promptly after the expiration date for the applicable exchange offer. Please refer to the section in this prospectus entitled “Exchange Offers—Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offers. Please refer to the section in this prospectus entitled “Exchange Offers—Fees and Expenses.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offers solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Private Notes

If you do not exchange your private notes in the exchange offers, you will no longer be able to require us to register the private notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the private notes unless we have registered the private notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, after the consummation of the exchange offers, it is anticipated that the outstanding principal amount of the private notes available for trading will be significantly reduced. The reduced float may adversely affect the liquidity and market price of the private notes. A smaller outstanding principal amount of private notes available for trading may also make the price of the private notes more volatile.

Certain U.S. Federal Income Tax Consequences

The exchange of private notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. For a discussion of material U.S. federal income tax considerations relating to the exchange of notes, see the section in this prospectus entitled “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	We have appointed U.S. Bank National Association, the trustee under the indenture governing the notes, as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: U.S. Bank National Association, Global Corporate Trust Services, Attn: Specialized Finance, 111 Fillmore Avenue, East EP-MN-WS-2N St. Paul, MN 55107. Eligible institutions may make requests for facsimile transmission at (800) 934-6802.

Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the private notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the Exchange Notes” section of this prospectus for a more detailed description of the exchange notes.

For purposes of this section of the prospectus summary, references to “Sunoco LP,” “we,” “us,” “our” and “ours” refer only to Sunoco LP and do not include its subsidiaries.

Issuers	Sunoco LP and Sunoco Finance Corp. (the “Issuers”).

Notes Offered	• $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2023,

• $800,000,000 aggregate principal amount of 5.500% Senior Notes due 2026, and • $400,000,000 aggregate principal amount of 5.875% Senior Notes due 2028.

Interest	Interest on the 2023 exchange notes will accrue at the per annum rate of 4.875%, payable semi-annually on January 15 and July 15 of each year. Interest on the 2023 private notes commenced accruing on January 23, 2018.

Interest on the 2026 exchange notes will accrue at the per annum rate of 5.500%, payable semi-annually on February 15 and August 15 of each year. Interest on the 2026 private notes commenced accruing on January 23, 2018.

Interest on the 2028 exchange notes will accrue at the per annum rate of 5.875%, payable semi-annually on March 15 and September 15 of each year. Interest on the 2028 private notes commenced accruing on January 23, 2018.

Maturity Date	Unless redeemed prior to maturity as described below, the 2023 exchange notes will mature on January 15, 2023, the 2026 exchange notes will mature on February 15, 2026 and the 2028 exchange notes will mature on March 15, 2028.

Denominations	The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The exchange notes will be senior unsecured obligations of the Issuers and will:

• rank equally in right of payment with all of the Issuers’ existing and future senior obligations;

• rank senior in right of payment to all of the Issuers’ indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•  be effectively subordinated to all of the Issuers’ existing and future secured indebtedness, including obligations under our revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

• be structurally subordinated to the obligations, including trade payables, of each of our subsidiaries that is not a guarantor of the exchange notes.

As of June 30, 2018, after giving effect to our entry into a new credit facility (our “revolving credit facility”) on July 27, 2018, we had approximately $2.6 billion of debt outstanding, of which $320.0 million was secured indebtedness under our revolving credit facility (excluding approximately $8 million of letters of credit outstanding thereunder).

Guarantees	The exchange notes will be guaranteed on a senior basis by all of our subsidiaries that guarantee our obligations under our revolving credit facility and certain of our future subsidiaries.

The guarantee of the exchange notes by each subsidiary guarantor will rank equally in right of payment with all senior unsecured indebtedness of such guarantor and senior in right of payment to all future indebtedness and other obligations of such guarantor that are, by their terms, expressly subordinated in right of payment to such guarantee, and will be effectively subordinated to any secured indebtedness of such guarantor to the extent of the value of the assets of such guarantor securing such indebtedness.

ETC M-A will also provide a limited contingent guarantee of our obligation to pay the principal of each series of exchange notes (the “contingent guarantees”). Under the contingent guarantees, ETC M-A will have the obligation to make principal payments with respect to each series of the exchange notes once all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligation, and holders of the applicable exchange notes are still owed amounts in respect of the principal thereof. ETC M-A will not otherwise be subject to the covenants of the indenture governing the exchange notes.

Unless the context otherwise requires, any references in this prospectus to “guarantors” and “guarantees” exclude ETC M-A and the contingent guarantees, respectively.

Optional Redemption	The Issuers may, at their option, redeem some or all of the 2023 exchange notes, the 2026 exchange notes and the 2028 exchange notes at any time on or after January 15, 2020, February 15, 2021 and March 15, 2023, respectively, at the redemption prices described herein. Prior to such dates, the Issuers may redeem some or all of the 2023 exchange notes, the 2026 exchange notes or the 2028 exchange notes at 100% of the aggregate principal amount thereof, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to January 15, 2020 (in the case of the 2023 exchange notes), February 15, 2021 (in the case of the 2026 exchange notes) or March 15, 2021 (in the case of the 2028 exchange notes), the Issuers may redeem up to 35% of the aggregate principal amount of the applicable series of exchange notes with an amount of cash not greater than the net cash proceeds of certain equity offerings, at a redemption price of 104.875% (in the case of the 2023 exchange notes), 105.500% (in the case of the 2026 exchange notes) or 105.875% (in the case of the 2028 exchange notes) of the aggregate principal amount of the exchange notes of such series being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Please read “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If a change of control event occurs, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days of consummation of the transaction, each holder of the exchange notes may require the Issuers to repurchase all or a portion of the holder’s exchange notes at a purchase price equal to 101% of the principal amount of the applicable exchange notes, plus accrued and unpaid interest, if any, to, but not including, the date of settlement. Please read “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture governing the exchange notes will, among other things, limit our and our restricted subsidiaries’ ability to:

• incur additional indebtedness or issue certain types of preferred equity;

• make distributions, repurchase equity, or redeem or make payments with respect to subordinated indebtedness;

• create liens or other encumbrances;

• make investments, loans or other guarantees;

• sell or otherwise dispose of a portion of our assets;

• engage in certain transactions with affiliates; and

• make acquisitions or merge or consolidate with another entity.

However, many of these covenants will terminate if either Moody’s Investor Service, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”) assigns the exchange notes of each series an investment grade rating and no default exists with respect to the notes. These covenants are subject to a number of important qualifications and exceptions which are described in “Description of the Exchange Notes—Certain Covenants.”

No Public Market	The exchange notes will be new securities for which there is currently no established trading market. As a result, a liquid market for the exchange notes may not be available if you try to sell such exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 12 for a discussion of certain factors you should consider in evaluating an investment in the exchange notes.

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the information included and incorporated by reference in this prospectus, including the matters addressed under “Disclosure Regarding Forward-Looking Statements,” the following risk factors and the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as well as all other information contained or incorporated by reference in this prospectus, before participating in the exchange offers.

We are subject to certain risks and uncertainties due to the nature of the business activities we conduct. The risks discussed below and in any of the documents incorporated by reference in this prospectus, any of which could materially and adversely affect our business, financial condition, cash flows and results of operations, are not the only risks and uncertainties that we face. We may experience additional risks and uncertainties not presently known to us or that we currently deem to be immaterial that may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations could suffer, we might not be able to make payments on the notes and investors could lose all or part of their investment.

Risks Related to Our Indebtedness and the Notes

If you do not properly tender your private notes, you will continue to hold unregistered private notes and your ability to transfer the private notes will be adversely effected.

We will only issue exchange notes in exchange for private notes that are timely received by the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the private notes, and you should carefully follow the instructions on how to tender your private notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the private notes. If you do not tender your private notes or if we do not accept your private notes because you did not tender your private notes properly, then, after we consummate the exchange offers, you may continue to hold private notes that are subject to transfer restrictions. In addition, if you tender your private notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for private notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

After the exchange offers are consummated, if you continue to hold any private notes, you may have difficulty selling them because there will be fewer private notes outstanding. In addition, if a large amount of private notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offers could lower the market price of such exchange notes.

Our future debt levels may impair our financial condition and prevent us from fulfilling our obligations under the notes.

As of June 30, 2018, after giving effect to our entry into our revolving credit facility on July 27, 2018, we had approximately $2.6 billion of debt outstanding, of which $320.0 million was secured indebtedness under the revolving credit facility (excluding approximately $8 million of letters of credit outstanding thereunder) and we had approximately $1.2 billion of remaining borrowing capacity under our revolving credit facility. The level of our future indebtedness could have important consequences to us, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes, the credit agreement governing our revolving credit facility (“credit agreement”) and other debt agreements;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, the execution of our growth strategy and other activities;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce our cash flow available to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other activities;

•

making us more vulnerable to adverse changes in general economic conditions, our industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions; and

•	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet other cash needs. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt will depend on market interest rates, since we anticipate that the interest rates applicable to borrowings under our revolving credit facility will fluctuate. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Despite our current level of indebtedness, the indenture governing the notes permit us and our subsidiaries to incur substantially more indebtedness. This could further increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes limit, but do not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the notes and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any proceeds paid to you. If our current debt levels increase, the related risks that we and our subsidiaries now face could intensify.

The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. As of June 30, 2018, after giving effect to our entry into our revolving credit facility on July 27, 2018, we had approximately $2.6 billion of debt outstanding, of which $320.0 million was secured indebtedness under the revolving credit facility (excluding approximately $8 million of letters of credit outstanding thereunder). Additionally, we had approximately $1.2 billion of remaining borrowing capacity under our revolving credit facility. In the event that either of the Issuers or any guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is senior in right to payment on the notes or the guarantees will be entitled to be paid in full from the Issuers’ assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the notes. Any non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any such non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Certain restrictive covenants in the indenture governing the notes will be terminated if the notes of each series achieve an investment grade rating from either Moody’s or S&P and no default exists with respect to the notes.

Most of the restrictive covenants in the indenture governing the notes will cease to apply if the notes of each series achieve investment grade ratings from Moody’s or S&P, and no default or event of default has occurred and is then continuing. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt or making certain dividends or distributions that would otherwise be prohibited under the indenture. Ratings are given by these rating agencies based upon analyses that include many subjective factors. We cannot assure you that the notes will achieve investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of the notes.

Our existing credit agreement and the indenture governing the notes have substantial restrictions and financial covenants that may restrict our business and financing activities.

We are dependent upon the earnings and cash flow generated by our operations in order to meet our debt service obligations. The operating and financial restrictions and covenants in our credit agreement, the indenture governing the notes and any future financing agreements may restrict our ability to finance future operations or capital needs and to engage in or expand our business activities. For example, our credit agreement and the indenture governing the notes, respectively, restrict our ability to, among other things:

•	incur certain additional indebtedness;

•	incur, permit, or assume certain liens to exist on our properties or assets;

•	make certain investments or enter into certain restrictive material contracts; and

•	merge or dispose of all or substantially all of our assets.

In addition, our credit agreement contains covenants requiring us to maintain certain financial ratios.

Our future ability to comply with these restrictions and covenants is uncertain and will be affected by the levels of cash flow from our operations and other events or circumstances beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we violate any provisions of our credit agreement or the indenture governing the notes that are not cured or waived within the appropriate time period provided therein, a significant portion of our indebtedness may become immediately due and payable and the commitment of our revolving credit facility lenders to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary’s guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.

Upon the occurrence of specific kinds of change of control events, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline with respect to any series of notes within 90 days of consummation of the transaction, the indenture governing the notes requires the Issuers to make an offer to repurchase the notes of that series at 101% of the principal amount thereof, plus accrued and unpaid interest (and liquidated damages, if any) to, but not including, the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes of the applicable series. In addition, restrictions under our revolving credit facility may not allow us to make a repurchase of the notes upon a change of control. If we could not refinance the revolving credit facility, or otherwise obtain a waiver from the lenders thereunder, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. Because the definition of change of control under our credit agreement will differ from that under the indenture that governs the notes, there may be a change of control and resulting default under our credit agreement at a time when no change of control has occurred under the indenture. Please read “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

ETC M-A has limited obligations with respect to its contingent guarantee of the notes.

ETC M-A provided a limited contingent guarantee of our obligation to pay the principal of each series of the private notes. Under the contingent guarantees, ETC M-A has the obligation to make principal payments with respect to each series of the notes once all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligation, and holders of the notes are still owed amounts in respect of the principal of such notes. ETC M-A is not subject to any of the covenants under the indenture governing the notes.

Risks Related to ETC M-A

ETC M-A’s investment in us may be impacted by additional issuances of common units.

ETC M-A’s primary asset is its ownership of 10,489,944 of our common units. Our partnership agreement allows the issuance of an unlimited number of additional limited partner interests. The issuance of additional common units or other equity securities by us may have the following adverse effects on ETC M-A’s investment in us:

•	ETC M-A’s proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution by us on each common unit or partnership security may decrease;

•	the ratio of taxable income to distributions may increase;

•	ETC M-A’s relative voting strength may be diminished; and

•	the market price of our common units may decline.

The payment of distributions on any additional equity securities issued by us increase the risk that we may not have sufficient cash available to maintain or increase our per unit distribution level, which in turn may impact the amount of cash distributions that ETC M-A receives.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

In connection with the sale of the private notes on January 23, 2018, we, Sunoco Finance, the guarantors and ETC M-A entered into a registration rights agreement (the “registration rights agreement”) with the initial purchasers of the private notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the private notes the opportunity to exchange their private notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

The registration rights agreement provides that we must use our reasonable efforts to consummate the exchange offers not later than 365 days after the original issuance of the private notes. The registration rights agreement further provides that we must file a shelf registration statement for the resale of the private notes under certain circumstances and use reasonable best efforts to cause such registration statement to become effective under the Securities Act and to keep such registration statement effective for a period of one year, or such shorter period that will terminate when all private notes covered by the shelf registration statement have been sold.

For each private note surrendered to us pursuant to the exchange offers, the holder of such private note will receive an exchange note having a principal amount equal to that of the surrendered private note. Interest payments on the 2023 exchange notes will be made semi-annually in cash, on January 15 and July 15 of each year. Interest payments on the 2026 exchange notes will be made semi-annually in cash, on February 15 and August 15 of each year. Interest payments on the 2028 exchange notes will be made semi-annually in cash, on March 15 and September 15 of each year. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offers certain information necessary to allow a broker-dealer who holds private notes that were acquired for its own account as a result of market-making activities or other trading activities (other than private notes acquired directly from us or one of our affiliates) to exchange such private notes pursuant to the exchange offers and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offers. We agreed to use reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offers, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires private notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the exchange notes pursuant to the exchange offers and the resale of exchange notes received in the exchange offers by any broker-dealer who held private notes acquired for its own account as a result of market-making activities or other trading activities (other than private notes acquired directly from us or one of our affiliates).

Holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offers. Holders that are broker-dealers must acknowledge that they acquired their private notes in market-making activities or other trading activities and must deliver a prospectus when they resell the exchange notes they acquire in the exchange offers in order not to be deemed an underwriter.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued in exchange for private notes may be offered for resale, resold and otherwise transferred by any exchange noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders notes in the exchange offers with the intention of participating in any manner in a distribution of the exchange notes:

•

cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); Shearman & Sterling, SEC No-Action Letter (July 2, 1993) or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

Each holder of the private notes (other than certain specified holders) who desires to exchange private notes for the exchange notes in the exchange offers will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

In the event that (i) we determine that the registration provided for in the registration rights agreement is not available or the exchange offers may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the SEC; (ii) the exchange offers are not for any other reason completed by the respective Target Registration Date (as defined below) or (iii) upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds registrable securities (as defined in the registration rights agreement) that are or were ineligible to be exchanged in the exchange offers, we will use our reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement providing for the sale of all the registrable securities by the holders thereof and to have such shelf registration statement become effective.

If (i) on or prior to the time the exchange offers are completed existing law or SEC interpretations are changed such that the exchange notes would not generally be freely transferable after the exchange offers without further registration under the Securities Act; (ii) the exchange offer registration statement is not declared effective by 365 days after the issue date of the private notes, or (iii) the exchange offer have not been completed within 20 business days of the exchange offer registration statement being declared effective, then we will use our reasonable best efforts to file and to have become effective a shelf registration statement relating to resales of the exchange notes and to keep that shelf registration statement effective until the date that the exchange notes cease to be “registrable securities” (as defined in the registration rights agreement), including when all exchange notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We will, in the event of such a shelf registration, provide to each participating holder of exchange notes copies of a prospectus, notify each participating holder of exchange notes when the shelf registration statement has become effective and take certain other actions to permit resales of the exchange notes. A holder of exchange notes that sells exchange notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of exchange notes (including certain indemnification obligations). Holders of exchange notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their private notes for registered notes in the exchange offers.

If the exchange offers are not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 365 days after the issue date of the private notes (the “Target Registration Date”), then we will pay each holder of private notes liquidated damages in the form of additional interest in an amount equal to 0.25% per annum of the principal amount of notes held by such holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), in each case until the applicable exchange offer is completed or the shelf registration statement is declared effective; provided, however, that at no time will the amount of liquidated damages accruing with respect to any series of private notes exceed in the aggregate 1.0% per annum. These liquidated damages will be the sole and exclusive remedy available to holders of the private notes from our failure to comply with our registration obligations under the registration rights agreement. Upon the completion of the applicable exchange offer (or, if required, the effectiveness of the shelf registration statement) liquidated damages described in this paragraph with respect to the private notes will cease to accrue.

If we effect the registered exchange offers, we will be entitled to close the registered exchange offers 20 business days after their commencement.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference into this prospectus.

Except as set forth above, after consummation of the exchange offers, holders of private notes that are the subject of the exchange offers have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offers

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any private notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the applicable expiration date. We will issue exchange notes in principal amount equal to the principal amount of private notes surrendered in the exchange offers. Private notes may be tendered only for exchange notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

None of the exchange offers is conditioned upon any minimum aggregate principal amount of any series of the private notes being tendered for exchange.

As of the date of this prospectus, $1.0 billion in aggregate principal amount of the 2023 private notes are outstanding, $800.0 million in aggregate principal amount of the 2026 private notes are outstanding and $400.0 million in aggregate principal amount of the 2028 private notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of private notes. There will be no fixed record date for determining registered holders of private notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Private notes that the holders thereof do not tender for exchange in the exchange offers will remain outstanding and continue to accrue interest. These private notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the applicable private notes.

We will be deemed to have accepted for exchange properly tendered private notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. It is important that you read the section entitled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offers.

We will return any private notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.

Expiration Date

Each exchange offer will expire at 5:00 p.m., New York City time, on                , 2018, unless extended, in which case the expiration date will mean the latest date and time to which we extend such exchange offer.

Delays in Acceptance, Extensions, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which each exchange offer is open. We may delay acceptance of any private notes by giving oral (promptly followed in writing) or written notice of such delay to their holders. During any such extensions, any private notes previously tendered will remain subject to the applicable exchange offer, and we may accept them for exchange.

In order to extend an exchange offer, we will notify the exchange agent by giving oral (promptly followed in writing) or written notice of such extension. We will notify the registered holders of the applicable series of private notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offers” have not been satisfied with respect to an exchange offer, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any private notes in such exchange offer;

•	to extend such exchange offer; or

•	to terminate such exchange offer,

by giving oral (promptly followed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the registered holders of the applicable series of private notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the applicable series of private notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the applicable exchange offer. In the event of a material change in an exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offers

We will not be required to accept for exchange, or exchange any exchange notes for, any private notes if the exchange offers, or the making of any exchange by a holder of private notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offers as provided in this prospectus before accepting private notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the private notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offers, and to reject for exchange any private notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the private notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any private notes tendered, and will not issue exchange notes in exchange for any such private notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the exchange notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offers, you must properly tender your private notes to the exchange agent as described below. It is your responsibility to properly tender your private notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your private notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offers—Exchange Agent.”

All of the private notes were issued in book-entry form, and all of the private notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the private notes may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of each exchange offer promptly after the commencement of such exchange offer and DTC participants may electronically transmit their acceptance of such exchange offer by causing DTC to transfer their applicable series of private notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender such applicable series of private notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange private notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the private notes.

Determinations Under the Exchange Offers

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered private notes and withdrawal of tendered private notes. Our determination will be final and binding. We reserve the absolute right to reject any private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of private notes will not be deemed made until such defects or irregularities have been cured or waived. Any private notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the applicable exchange offer.

When We Will Issue Exchange Notes

In all cases, we will issue exchange notes for private notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	a book-entry confirmation of such private notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Private Notes Not Accepted or Exchanged

If we do not accept any tendered private notes for exchange or if private notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged private notes will be returned without expense to their tendering holder. Such non-exchanged private notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the applicable exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for private notes, you acquired those private notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn private notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any private notes so withdrawn not to have been validly tendered for exchange for purposes of an exchange offer.

Any private notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the private notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. You may re-tender properly withdrawn private notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date for the applicable exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic means through DTC by exchange agent; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of private notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of private notes under the exchange offers.

Consequences of Failure to Exchange

If you do not exchange your private notes for exchange notes under the exchange offers, you will remain subject to the existing restrictions on transfer of the private notes. In general, you may not offer or sell the private notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the private notes under the Securities Act.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the private notes. This carrying value is the aggregate principal amount of the private notes plus or minus any bond premium or discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered private notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any private notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered private notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offers. The exchange offers are intended to satisfy our obligations under the registration rights agreement. We will retire or cancel all of the outstanding private notes tendered in the exchange offers. Accordingly, the issuance of the exchange notes will not result in any increase in our outstanding indebtedness or in the obligations of the guarantors of the notes.

SELECTED FINANCIAL DATA OF ETC M-A ACQUISITION LLC

The following table presents, as of the dates and for the periods indicated, selected financial data of ETC M-A and its predecessors. The selected financial data for the years ended December 31, 2017, 2016, 2015, 2014 and 2013 are derived from the audited financial statements of ETC M-A and its predecessors and the related notes thereto. The audited financial statements of ETC M-A and its predecessors and the related notes thereto for the years ended December 31, 2017, 2016 and 2015 have been incorporated by reference elsewhere in this prospectus. The selected financial data for the six months ended June 30, 2017 and 2018 are derived from the unaudited financial statements of ETC M-A and related notes thereto incorporated by reference elsewhere in this prospectus.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for ETC M-A Acquisition LLC,” as well as the historical audited and unaudited consolidated and combined financial statements of ETC M-A and related notes thereto incorporated by reference in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the information in the following table.

	Years Ended December 31,					Six Months Ended June 30,
	2017	2016	2015	2014	2013	2018	2017
Revenues:	($ in millions)
Sales and other operating revenue	$—	$—	$1,960	$13,832	$14,843	$—	$—
Sales to affiliates	—	—	424	2,907	3,079	—	—
Other	—	—	10	122	31	—	—

Total revenues	—	—	2,394	16,861	17,953	—	—

Costs and expenses:
Cost of products sold	—	—	1,636	12,222	12,073	—	—
Purchases from affiliates	—	—	685	4,229	5,447	—	—
Operating expenses	—	—	20	164	135	—	—
Selling, general and administrative	—	—	17	47	35	—	—
Depreciation and amortization	—	—	13	74	54	—	—

Total costs and expenses	—	—	2,371	16,736	17,744	—	—

Operating income	—	—	23	125	209	—	—
Other income (expense):
Income (loss) from unconsolidated affiliates	4	(53)	269	40	—	(38)	(29)
Other, net	—	—	1	(7)	(3)	—	—

Income (loss) before income tax expense	4	(53)	293	158	206	(38)	(29)
Income tax expense	—	—	3	45	66	—	—

Net income (loss)	$4	$(53)	$290	$113	$140	$(38)	$(29)

The selected financial data of ETC M-A presented above includes certain consolidated subsidiaries for the periods through March 31, 2015. Effective April 1, 2015, ETC M-A no longer has any substantive consolidated operations; rather, all previously consolidated subsidiaries have been deconsolidated, and ETC M-A now accounts for its investments under the equity method.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR ETC M-A ACQUISITION LLC

Introduction

ETC M-A is a Delaware limited liability company and an indirect wholly owned subsidiary of ETP formed in August 2013. Prior to December 2, 2016, ETC M-A’s membership interests were owned 99% by ETP Retail Holdings, LLC (“Retail Holdings”), an indirect wholly owned subsidiary of ETP, and 1% by LaGrange Acquisition, L.P., another indirect wholly owned subsidiary of ETP. On December 2, 2016, LaGrange Acquisition, L.P. contributed its 1% membership interest to Retail Holdings; therefore, ETC M-A became a direct wholly owned subsidiary of Retail Holdings.

ETC M-A currently owns 10,489,944 of our common units, which were issued to ETC M-A as partial consideration for various transactions.

Results of Operations

	Years Ended December 31,			Six Months Ended June 30,
	2017	2016	2015	2018	2017
	($ in millions)
Revenues:
Sales and other operating revenue	$—	$—	$1,960	$—	$—
Sales to affiliates	—	—	424	—	—
Other	—	—	10	—	—

Total revenues	—	—	2,394	—	—

Costs and expenses:
Cost of products sold	—	—	1,636	—	—
Purchases from affiliates	—	—	685	—	—
Operating expenses	—	—	20	—	—
Selling, general and administrative	—	—	17	—	—
Depreciation and amortization	—	—	13	—	—

Total costs and expenses	—	—	2,371	—	—

Operating income	—	—	23	—	—
Other income (expense):
Income (loss) from unconsolidated affiliates	4	(53)	269	(38)	(29)
Other, net	—	—	1	—	—

Income (loss) before income tax expense	4	(53)	293	(38)	(29)
Income tax expense	—	—	3	—	—

Net income (loss)	$4	$(53)	$290	$(38)	$(29)

The following is a discussion of the significant items and variances impacting ETC M-A’s net income during the periods presented above:

Revenues. For the years ended December 31, 2017 and December 31, 2016 compared to the year ended December 31, 2015, revenues decreased due to the deconsolidation of operations of Sunoco LLC in April 2015. In April 2015, Sunoco LP acquired a 31.58% equity interest and 50.1% voting interest in Sunoco LLC from Retail Holdings, and as a result of Retail Holdings no longer having a controlling interest in Sunoco LLC, all of its operations were deconsolidated as of April 1, 2015.

Costs and expenses. For the year ended December 31, 2017 and December 31, 2016 compared to the year ended December 31, 2015, costs and expenses decreased due to the deconsolidation of operations of Sunoco LLC in April 2015.

Income (loss) from unconsolidated affiliates. For the year ended December 31, 2017 and December 31, 2016 compared to the year ended December 31, 2015, income from unconsolidated affiliates decreased due to the contribution of the remaining interest in Sunoco, LLC that was accounted for under the equity method of accounting from April 2015 to January 2016. For the six months ended June 30, 2018 compared to the six months ended June 30, 2017, income from unconsolidated affiliates increased due to changes in the earnings of Sunoco LP.

Contingencies

See Note 8 to ETC M-A’s consolidated and combined financial statements for the year ended December 31, 2017, incorporated by reference in this prospectus.

BUSINESS OF ETC M-A ACQUISITION LLC

Introduction

ETC M-A is a Delaware limited liability company and an indirect wholly owned subsidiary of ETP formed in August 2013. Prior to December 2, 2016, ETC M-A’s membership interests were owned 99% by Retail Holdings and 1% by LaGrange Acquisition, L.P., another indirect wholly owned subsidiary of ETP. On December 2, 2016, LaGrange Acquisition, L.P. contributed its 1% membership interest to Retail Holdings; and as a result, ETC M-A became a direct wholly owned subsidiary of Retail Holdings.

Retail Holdings was formed in May 2014. In June 2014, the equity interests in multiple entities were contributed to Retail Holdings, including (a) the 99% membership interest in ETC M-A, which at the time owned 100% of the membership interest in Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company (“MACS”), and (b) 100% of the membership interests in Sunoco LLC.

In October 2014, we acquired MACS from ETC M-A for consideration consisting of 3,983,540 of our common units and $556 million in cash (the “MACS Transaction”). The MACS Transaction included company-operated retail convenience stores and dealer-operated and consignment sites from MACS.

Sunoco LLC was formed by Sunoco, Inc. in June 2014, at which time Sunoco, Inc. contributed certain retail assets of its subsidiaries to Sunoco LLC. In April 2015, we acquired a 31.58% membership interest and 50.1% voting interest in Sunoco LLC from Retail Holdings in exchange for $775 million in cash and 795,482 of our common units (the “Sunoco LLC Transaction”).

On January 1, 2016, Retail Holdings contributed to us the remaining 68.42% membership interest and 49.9% voting interest in Sunoco LLC and 100% of the membership interest in Sunoco Retail LLC for $2.2 billion in cash and the issuance to Retail Holdings of 5,710,922 of our common units (the “Sunoco Retail Transaction”).

On December 2, 2016, Retail Holdings contributed to ETC M-A 6,506,404 of our common units (consisting of 795,482 of our common units received in the Sunoco LLC Transaction and 5,710,922 of our common units received in the Sunoco Retail Transaction).

ETC M-A currently owns 10,489,944 of our common units, consisting of common units acquired from the MACS Transaction, the Sunoco Retail Transaction and the Sunoco LLC Transaction.

Asset Overview

ETC M-A’s primary asset is its ownership interest in Sunoco LP.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms “Sunoco LP,” “we,” “us” and “our” refer only to Sunoco LP and not to any of its subsidiaries, the term “Finance Corp.” refers to Sunoco Finance Corp. and the term “Issuers” refers to Sunoco LP and Finance Corp.

The Issuers issued each series of the private notes, and will issue each series of the exchange notes, under an indenture dated as of January 23, 2018, among themselves, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the private notes include, and the exchange notes will include, those stated in the Indenture, and those made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The 7-Eleven Transaction closed on January 23, 2018, and as a result, the Issuers did not effect a Special Mandatory Redemption of the notes as described in the Indenture.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of notes. Copies of the Indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the Indenture. Unless the context otherwise requires for all purposes of the Indenture, and for this “Description of the Exchange Notes,” all references to the “notes” include the private notes, the exchange notes and any additional notes actually issued under the Indenture.

General

The Notes

Each series of the notes are:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Issuers;

•	senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	unconditionally guaranteed by the Guarantors.

The notes, however, are effectively subordinated to all secured Indebtedness under the Credit Agreement, which is secured by substantially all of the assets of Sunoco LP and the Guarantors, to the extent of the value of the collateral securing that Indebtedness. The notes will also be structurally subordinated to any Indebtedness of our Subsidiaries that do not guarantee the notes. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness” and “—The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.”

The Note Guarantees

Each guarantee of each series of the notes is:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•	senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Note Guarantees, however, are effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing those guarantees.

All of Sunoco LP’s current material Subsidiaries, with the exception of Finance Corp., that guarantee its obligations under a Credit Facility as of the date hereof guarantee the notes. The notes will also be guaranteed by any of Sunoco LP’s future Domestic Subsidiaries that incurs Indebtedness under a Credit Facility and by any Restricted Subsidiaries that guarantee Indebtedness of an Issuer or a Guarantor under a Credit Facility. As of the date hereof, none of our non-guarantor Subsidiaries will have any Indebtedness (other than intercompany Indebtedness). In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such non-guaranteeing Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us and, as a result, the obligations of our non-guaranteeing subsidiaries will be structurally senior to the notes and Note Guarantees. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes and the guarantees are unsecured and effectively subordinated to the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness” and “—The notes are structurally subordinated to all liabilities of any non-guarantor subsidiaries.”

ETC M-A Acquisition LLC, an indirect wholly owned subsidiary of Energy Transfer Partners, L.P. (“ETC M-A”), provided a limited contingent guarantee of our obligations to pay the principal of the notes (the “contingent guarantee”). Under the contingent guarantee, ETC M-A generally has no obligation to make principal payments with respect to each series of notes unless and until all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against us with respect to such payment obligations, and holders of notes, are still owed amounts in respect of the principal of such notes. References in this “Description of the Exchange Notes” to the Note Guarantees or Guarantors do not include the contingent guarantee or ETC M-A, respectively.

All of our Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” however, we are permitted to designate certain of our existing and future Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries do not guarantee the notes.

Principal, Maturity and Interest

The Issuers will issue up to $2.2 billion in aggregate principal amount of exchange notes in this exchange offer, consisting of up to $1 billion in aggregate principal amount of 2023 exchange notes, up to $800 million in aggregate principal amount of 2026 exchange notes and $400 million in aggregate principal amount of 2028 exchange notes in the exchange offers. The Issuers may issue additional notes of each series under the Indenture from time to time after this offering. Any issuance of additional notes is subject to all the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity.” The exchange notes of each series and any additional notes of the same series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. The Issuers have issued the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2023 notes will mature on January 15, 2023, the 2026 notes will mature on February 15, 2026 and the 2028 notes will mature on March 15, 2028.

Interest on the 2023 notes accrues at the rate of 4.875% per annum, interest on the 2026 notes accrues at the rate of 5.500% per annum and interest on the 2028 notes accrues at the rate of 5.875% per annum. Interest on the 2023 notes is payable semi-annually in arrears on January 15 and July 15 of each year, interest on the 2026 notes is payable semi-annually in arrears on February 15 and August 15 of each year and interest on the 2028 notes is payable semi-annually in arrears on March 15 and September 15 of each year. Interest on overdue principal and interest accrues at the applicable interest rate on the notes. The Issuers will make each interest payment with respect to the 2023 notes, to the holders of record on January 1 and July 1 immediately preceding each payment date. The Issues will make each interest payment with respect to the 2026 notes, to the holders of record on the February 1 and August 1 immediately preceding each payment date. The Issuers will make each interest payment with respect to the 2028 notes, to the holders of record on the March 1 and September 1 immediately preceding each payment date. Additional interest may accrue on the notes of each series as liquidated damages in certain circumstances described in the registration rights agreement. All references in this “Description of the Exchange Notes” include any such additional interest to the extent payable.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Interest on global notes will be paid in accordance with the procedures of the applicable depositary. If a holder of $5.0 million or more in principal amount of notes held in certificated form has given wire transfer instructions to Sunoco LP, to an account in the United States, the Issuers will pay all principal of, and interest and premium, if any, on, that holder’s notes in accordance with those instructions. All other payments on certificated notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the holders of notes at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of notes, and Sunoco LP, Finance Corp. or any of Sunoco LP’s other Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers or the trustee or registrar for any transfer or exchange of notes, except that holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before the delivery of a notice of redemption.

Note Guarantees

The notes are guaranteed by each of Sunoco LP’s current material Subsidiaries, with the exception of Finance Corp, that guarantee its obligations under a Credit Facility as of the date hereof. The notes may also be guaranteed by certain of Sunoco LP’s future Restricted Subsidiaries under the circumstances described under “—Certain Covenants—Additional Guarantees.” These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuers or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)

the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture substantially in the form specified in the Indenture; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sales” provisions of the Indenture;

provided that the 7-Eleven Transaction or any Qualified Retail Asset Sale shall not constitute the sale or other disposition of all or substantially all of the properties or assets of any Guarantor.

The Note Guarantee of a Guarantor and its other obligations under the Indenture will be automatically released:

(1)

in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Sunoco LP or a Restricted Subsidiary of Sunoco LP, if (for the avoidance of doubt, at the time thereof) the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(2)

in connection with any sale or other disposition of all the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Sunoco LP or a Restricted Subsidiary of Sunoco LP, if (for the avoidance of doubt, at the time thereof) the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(3)	if Sunoco LP designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)

at such time as the Guarantor ceases to guarantee any other Indebtedness of an Issuer or another Guarantor, provided that, if it is also a Domestic Subsidiary, it is then no longer an obligor with respect to any Indebtedness under any Credit Facility; provided, however, that if, at any time following such release, that Guarantor incurs a guarantee under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time;

(5)	upon legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(6)	the first day on which the notes of each series then outstanding achieve an Investment Grade Rating.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

Except pursuant to this section relating to optional redemption, or as described below in the last paragraph under “—Repurchase at the Option of Holders—Change of Control,” the notes are not redeemable at the Issuers’ option.

At any time prior to January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2021 (in the case of the 2028 notes), the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the notes of such series issued under the Indenture at a redemption price of 104.875% (in the case of the 2023 notes), 105.500% (in the case of the 2026 notes) or 105.875% (in the case of the 2028 notes) of the principal amount of the notes of such series redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1)

at least 65% of the aggregate principal amount of the notes of such series issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Sunoco LP and its Subsidiaries); and

(2)	the redemption occurs within 180 days of the date of the closing of each such Equity Offering.

On and after January 15, 2020, the Issuers may, on one or more occasions, redeem all or a part of the 2023 notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2020	102.438%
2021	101.219%
2022	100.000%

On and after February 15, 2021, the Issuers may, on one or more occasions, redeem all or part of the 2026 notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Redemption Price
2021	102.750%
2022	101.375%
2023 and thereafter	100.000%

On and after March 15, 2023, the Issuers may, on one or more occasions, redeem all or part of the 2028 notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve month period beginning on March 15 of the years indicated below:

Year	Redemption Price
2023	102.938%
2024	101.958%
2025	100.979%
2026 and thereafter	100.000%

Prior to January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2023 (in the case of the 2028 notes), the Issuers may, on one or more occasions, redeem all or part of the notes of such series at a redemption price equal to the sum of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

If less than all of the notes of any series are to be redeemed at any time, the trustee will select notes of that series for redemption as follows:

(1)	if such notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)

if such notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the trustee deems fair (except that any notes represented by a note in global form will be selected by such method as The Depository Trust Company (“DTC”) or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Any such redemption may, at Sunoco LP’s discretion, be subject to one or more conditions precedent.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note of the same series and in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs with respect to any series of notes, Sunoco LP will make an offer to each holder of notes of that series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Sunoco LP will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, Sunoco LP will send a notice to each holder of the notes of such series describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes of that series on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. In making the Change of Control Offer, Sunoco LP will comply with all applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, Sunoco LP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, Sunoco LP will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Payment Date, Sunoco LP will:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Sunoco LP.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, to the extent the notes are in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note of the same series and equal in principal amount to any unpurchased portion of the notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Sunoco LP will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

These provisions relating to a Change of Control Offer will be applicable whether or not any other provisions of the Indenture are applicable. Except with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of notes to require that either of the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Sunoco LP will not be required to make a Change of Control Offer upon a Change of Control with respect to any series of notes, if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Sunoco LP and purchases all notes properly tendered and not withdrawn under the Change of Control Offer; (2) notice of redemption with respect to all outstanding notes of that series has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price; or (3) in connection with, or in contemplation of, any publicly announced Change of Control, Sunoco LP has made an offer to purchase (an “Alternate Offer”) any and all notes of that series properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all such notes properly tendered in accordance with the terms of such Alternate Offer.

Notwithstanding anything to the contrary contained in the Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Sunoco LP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Sunoco LP to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Sunoco LP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes of any series accept a Change of Control Offer or Alternate Offer and Sunoco LP purchases all of the notes of that series held by such holders, Sunoco LP will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes of that series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer price, as applicable, accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the right of the holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Notwithstanding anything to the contrary in the Indenture or the notes, the 7-Eleven Transaction or any Qualified Retail Asset Sale shall not constitute a Change of Control, and neither of the Issuers will be required to make a Change of Control Offer as a result of the 7-Eleven Transaction or any Qualified Retail Asset Sale.

The agreements governing Sunoco LP’s other Indebtedness contain, and future agreements governing Sunoco LP’s Indebtedness may contain, prohibitions of certain events, including events that would constitute a Change of Control and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Sunoco LP to repurchase their notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on Sunoco LP or other circumstances. If a Change of Control occurs at a time when Sunoco LP is prohibited from purchasing notes, Sunoco LP could seek the consent of the lenders or counterparties under those agreements or could attempt to repay or refinance such borrowings. If Sunoco LP does not obtain an appropriate consent or repay those borrowings, Sunoco LP will remain prohibited from purchasing notes. In that case, Sunoco LP’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, Sunoco LP’s ability to pay cash to the holders of notes upon a repurchase may be limited by Sunoco LP’s then existing financial resources. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.”

Asset Sales

Sunoco LP will not consummate, and will not permit any of its Restricted Subsidiaries to consummate, an Asset Sale unless:

(1)

Sunoco LP (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)

such fair market value is determined by the Board of Directors of the General Partner if the value is $50.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

(3)

at least 75% of the aggregate consideration received by Sunoco LP and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the 2023 Notes Issue Date is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on Sunoco LP’s most recent consolidated balance sheet, of Sunoco LP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed or forgiven by the transferee of any such assets pursuant to a novation or indemnity agreement that releases Sunoco LP or such Restricted Subsidiary from or indemnifies against further liability;

(b)

any securities, notes or other obligations received by Sunoco LP or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by Sunoco LP or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any Capital Stock or assets of the kind referenced in clause (2) or (4) of the next paragraph; and

(d)

any Designated Non-cash Consideration received by Sunoco LP or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by Sunoco LP), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not to exceed the greater of (i) $50.0 million and (ii) 2.5% of Sunoco LP’s Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or within 180 days after such 365-day period in the event Sunoco LP or any Restricted Subsidiary enters into a binding commitment with respect to such application), Sunoco LP (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds:

(1)

to repay Senior Indebtedness of Sunoco LP and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness; provided that such repurchase or redemption closes within 45 days after the end of such 365-day period or any permitted extension thereof as contemplated by the first sentence of this paragraph);

(2)

to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business becomes a Restricted Subsidiary of Sunoco LP;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Sunoco LP or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five business days thereof, Sunoco LP will make an offer (an “Asset Sale Offer”) to all holders of notes of each series then outstanding and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the purchase date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Sunoco LP may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then notes and such other pari passu Indebtedness will be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

In making an Asset Sale Offer, Sunoco LP will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the Indenture, Sunoco LP will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the Indenture by virtue of such compliance.

Certain Covenants

Termination of Covenants

If at any time following the date of the Indenture, the notes of each series then outstanding achieve an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing under the Indenture, Sunoco LP and its Restricted Subsidiaries will no longer be subject to the following provisions of the Indenture (“Termination Event”):

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Restricted Payments”;

(3)	“—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(4)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)	“—Designation of Restricted and Unrestricted Subsidiaries”;

(6)	“—Transactions with Affiliates”;

(7)	“—Limitations on Finance Corp. Activities”;

(8)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”; and

(9)	“—Additional Guarantees.”

There can be no assurance that the notes of any series will ever achieve or maintain an Investment Grade Rating. Following a Termination Event, the foregoing covenants will continue to be terminated even if any or all series of notes fall below an Investment Grade Rating or a Default or Event of Default has occurred and is then continuing under the Indenture.

Restricted Payments

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of its outstanding Equity Interests (including any payment in connection with any merger or consolidation involving Sunoco LP or any of its Restricted Subsidiaries) or to the direct or indirect holders of Sunoco LP’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests, excluding Disqualified Equity, of Sunoco LP and other than distributions or dividends payable to Sunoco LP or a Restricted Subsidiary of Sunoco LP);

(2)

purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Sunoco LP) any Equity Interests of Sunoco LP or any direct or indirect parent of Sunoco LP;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Sunoco LP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (a) intercompany Indebtedness between or among Sunoco LP and any of its Restricted Subsidiaries and (b) any such subordinated Indebtedness repaid, acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, acquisition or retirement), except a payment of interest or principal within one month of its Stated Maturity; or

(4)	make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1)

if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sunoco LP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash from Operating Surplus as of the end of the immediately preceding quarter; plus

(b)

100% of the aggregate net proceeds received by Sunoco LP (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Sunoco LP (other than Disqualified Equity)) since the 2023 Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Sunoco LP (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Sunoco LP that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of Sunoco LP); plus

(c)

to the extent that any Restricted Investment that was made after the 2023 Notes Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)

the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Sunoco LP or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the 2023 Notes Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2)

if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Sunoco LP and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (10) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units and subordinated units of Sunoco LP, plus the related distribution on the general partner interest and any incentive distribution rights), is less than the sum, without duplication, of:

(a)	$250.0 million less the aggregate amount of all prior Restricted Payments made by Sunoco LP and its Restricted Subsidiaries pursuant to this clause 2(a) since the 2023 Notes Issue Date; plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of Sunoco LP or any Guarantor or of any Equity Interests of Sunoco LP in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Sunoco LP from any Person (other than a Restricted Subsidiary of Sunoco LP) or (b) sale (other than to a Restricted Subsidiary of Sunoco LP) of Equity Interests of Sunoco LP, with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)

the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Indebtedness of Sunoco LP or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)	the payment of any distribution or dividend by a Restricted Subsidiary of Sunoco LP to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5)

so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Sunoco LP or any Restricted Subsidiary of Sunoco LP held by any current or former officer, director or employee of the General Partner, Sunoco LP or any of Sunoco LP’s Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by Sunoco LP from the sale of Equity Interests of Sunoco LP to members of management or directors of the General Partner, Sunoco LP or its Restricted Subsidiaries that occurs after the 2023 Notes Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of sections 1(b) or 2(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by Sunoco LP after the 2023 Notes Issue Date;

(6)

so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(7)

repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities;

(8)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Sunoco LP;

(9)

any purchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(10)

the repurchase, redemption or other acquisition or redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that prior to such repurchase, redemption or other acquisition Sunoco LP (or a third party to the extent permitted by the Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the notes and shall have repurchased all notes properly tendered and not withdrawn in connection with such Change of Control or Asset Sale Offer; or

(11)

in connection with an acquisition by Sunoco LP or any of its Restricted Subsidiaries, the return to Sunoco LP or any of its Restricted Subsidiaries of Equity Interests of Sunoco LP or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Sunoco LP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts $50.0 million or more, by the Board of Directors of the General Partner, whose resolution with respect thereto shall be delivered to the trustee. For the purposes of determining compliance with this “Restricted Payments” covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)—(11), Sunoco LP will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Disqualified Equity

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Equity; provided, however, that Sunoco LP and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and Sunoco LP and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for Sunoco LP’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity described in clause (11) below:

(1)

the incurrence by Sunoco LP and any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Sunoco LP and its Restricted Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1,500.0 million and (b) the sum of $1,200.0 million and 25.0% of Sunoco LP’s Consolidated Net Tangible Assets;

(2)	the incurrence by Sunoco LP and its Restricted Subsidiaries of the Existing Indebtedness;

(3)

the incurrence by Sunoco LP, Finance Corp. and the Guarantors of Indebtedness represented by the notes issued on the date of the Indenture, any notes issued in exchange for other notes pursuant to the terms of a registration rights agreement, and the Note Guarantees;

(4)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Sunoco LP or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to such incurrence the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $50.0 million and (b) 3.5% of Sunoco LP’s Consolidated Net Tangible Assets;

(5)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2) or (3) of this paragraph or this clause (5);

(6)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Sunoco LP and any of its Restricted Subsidiaries; provided, however, that:

(a)

if Sunoco LP or any Guarantor is the obligor on such Indebtedness and the payee is not Sunoco LP or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Sunoco LP, or the Note Guarantee, in the case of a Guarantor; and

(b)

(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Sunoco LP or a Restricted Subsidiary of Sunoco LP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Sunoco LP or a Restricted Subsidiary of Sunoco LP, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Sunoco LP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(8)

the guarantee by Sunoco LP or any of its Restricted Subsidiaries of Indebtedness of Sunoco LP or a Restricted Subsidiary of Sunoco LP that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9)	the incurrence by Sunoco LP or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in clause (4) under the caption “—Merger, Consolidation or Sale of Assets”;

(11)	the issuance by any of Sunoco LP’s Restricted Subsidiaries to Sunoco LP or to any of its Restricted Subsidiaries of any Disqualified Equity; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Equity being held by a Person other than Sunoco LP or a Restricted Subsidiary of Sunoco LP; and

(b)

any sale or other transfer of any such Disqualified Equity to a Person that is not either Sunoco LP or a Restricted Subsidiary of Sunoco LP will be deemed, in each case, to constitute an issuance of such Disqualified Equity by such Restricted Subsidiary that was not permitted by this clause (11);

(12)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of Sunoco LP or any Joint Venture but only to the extent that such liability is the result of Sunoco LP’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) and then outstanding does not exceed $100.0 million; and

(13)

the incurrence by Sunoco LP or any of its Restricted Subsidiaries of additional Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed the greater of (a) $75.0 million and (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets.

Sunoco LP will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Sunoco LP, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Disqualified Equity” covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Sunoco LP will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, however, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Sunoco LP as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Sunoco LP or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Liens

Sunoco LP will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the notes and the Note Guarantees are secured on an equal and ratable basis or on a senior basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Equity Interests to Sunoco LP or any of its Restricted Subsidiaries or to pay any indebtedness owed to Sunoco LP or any of its Restricted Subsidiaries;

(2)	make loans or advances to Sunoco LP or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Sunoco LP or any of its Restricted Subsidiaries.

The preceding restrictions will not, however, apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the notes and the Note Guarantees;

(3)	applicable law, rule, regulation, order, licenses, permits or similar governmental, judicial or regulatory restriction;

(4)

any instrument governing Indebtedness or Equity Interests of a Person acquired by Sunoco LP or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, the incurrence thereof was otherwise permitted by the terms of the Indenture;

(5)

customary non-assignment provisions in contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, transportation agreements or purchase and sale or exchange agreements, pipeline or terminaling agreements, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

(6)

purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)

provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale and leaseback agreements, stock sale agreements, buy/sell agreements and other similar agreements entered into in the ordinary course of business;

(11)

any agreement or instrument relating to any property or assets acquired after the date of the Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)	Hedging Obligations incurred in the ordinary course of business and not for speculative purposes from time to time.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)

either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as Sunoco LP is not a corporation;

(2)

the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the Indenture and any registration rights agreement then in effect pursuant to a supplemental indenture or other appropriate agreement;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)

in the case of a transaction involving Sunoco LP and not Finance Corp., Sunoco LP or the Person formed by or surviving any such consolidation or merger (if other than Sunoco LP), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will either:

(a)

be, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity”; or

(b)

have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, not less than the Fixed Charge Coverage Ratio of Sunoco LP immediately prior to such transaction; and

(5)

such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture or other appropriate agreement (if any) comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied;

provided that clauses (3) and (4) shall not apply to any sale of assets of a Restricted Subsidiary to Sunoco LP or another Restricted Subsidiary or the merger or consolidation of a Restricted Subsidiary into any Restricted Subsidiary or Sunoco LP. Notwithstanding anything to the contrary in the Indenture or in the notes, the 7-Eleven Transaction or any Qualified Retail Asset Sale shall not constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries, taken as a whole.

Notwithstanding the preceding paragraph, Sunoco LP is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

(1)

the reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of Sunoco LP into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)

the entity so formed by or resulting from such reorganization assumes all the obligations of Sunoco LP under the notes, the Indenture and any registration rights agreement then in effect pursuant to a supplemental indenture or other appropriate agreement;

(4)	immediately after such reorganization no Default or Event of Default exists;

(5)

such reorganization is not materially adverse to the holders of notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the holders of notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law); and

(6)

Sunoco LP has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that reorganization and such supplemental indenture or other appropriate agreement (if any) comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

Upon compliance with the foregoing requirements with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the Indenture with the same effect as if such surviving Person had been named as such Issuer in the Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under the Indenture and the notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Sunoco LP or another Guarantor, unless it complies with the alternative conditions described above under “—Note Guarantees.”

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there may be uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

Sunoco LP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Sunoco LP (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to Sunoco LP or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Sunoco LP or such Restricted Subsidiary with an unrelated Person; and

(2)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, Sunoco LP delivers to the trustee a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the General Partner meeting the independence standards prescribed by the exchange upon which Sunoco LP’s common units representing limited partner interests in Sunoco LP are listed for trading.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

any employment agreement, equity award, equity option or equity appreciation agreement or plan or any similar arrangement entered into by Sunoco LP or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Sunoco LP and/or its Restricted Subsidiaries;

(3)

transactions with a Person (other than an Unrestricted Subsidiary of Sunoco LP) that is an Affiliate of Sunoco LP solely because Sunoco LP owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	any issuance of Equity Interests (other than Disqualified Equity) of Sunoco LP to Affiliates of Sunoco LP;

(5)	Restricted Payments or Permitted Investments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6)

customary compensation, indemnification and other benefits made available to officers, directors or employees of Sunoco LP, a Restricted Subsidiary of Sunoco LP or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7)

in the case of contracts for purchase, sale, transportation and marketing of crude oil, natural gas, condensate and natural gas liquids, hedging agreements, and handling, storage, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Sunoco LP or any of its Restricted Subsidiaries and third parties, or if neither Sunoco LP nor any of its Restricted Subsidiaries has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the General Partner;

(8)	loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

(9)

transactions effected in accordance with the terms of (a) the Partnership Agreement, (b) the Omnibus Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation, (c) the Transportation Agreement, dated September 25, 2012, between Susser Petroleum Operating Company LLC and Susser Petroleum Company LLC, (d) the Fuel Distribution Agreement, dated September 25, 2012, by and among Susser Petroleum

Operating Company LLC, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, and (e) each other agreement in effect on the date of the Indenture that is described in the final Offering Memorandum of the Issuers dated January 23, 2018 (the “Final Offering Memorandum”), as such agreement is in effect on the date of the Indenture, and any amendment or extension of such agreement so long as the terms of such amendment or extension, taken as a whole, are not less advantageous to Sunoco LP or the relevant Restricted Subsidiary (as determined by the Board of Directors of the General Partner in its reasonable good faith judgment) in any material respect than the agreement so amended or extended; and

(10)

any transaction with respect to which Sunoco LP has obtained an opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that such transaction is fair from a financial point of view to Sunoco LP and its Restricted Subsidiaries, as applicable.

Limitations on Finance Corp. Activities

Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if Sunoco LP is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Sunoco LP, Finance Corp. or one or more Guarantors. At any time after Sunoco LP is a corporation, Finance Corp. may consolidate or merge with or into Sunoco LP or any Restricted Subsidiary.

Additional Guarantees

If, after the date of the Indenture, any Restricted Subsidiary of Sunoco LP that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Guarantor under a Credit Facility, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 business days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of Sunoco LP that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph as a result of its guarantee of any Indebtedness shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Restricted Subsidiary’s Note Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Sunoco LP and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by Sunoco LP; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Sunoco LP as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted

Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Sunoco LP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” Sunoco LP will be in default of such covenant.

The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Sunoco LP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Sunoco LP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes of any series are outstanding, Sunoco LP will furnish (whether through hard copy or internet access) to the holders of such notes or cause the trustee to furnish to the holders of such notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Sunoco LP were required to file such reports as a non-accelerated filer; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Sunoco LP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, including Section 3-10 of Regulation S-X. Each annual report on Form 10-K will include a report on Sunoco LP’s consolidated financial statements by Sunoco LP’s independent registered public accounting firm. In addition, Sunoco LP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time Sunoco LP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Sunoco LP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as Sunoco LP is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be five business days after the event giving rise to the obligation to file such report. Sunoco LP will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Sunoco LP’s filings for any reason, Sunoco LP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Sunoco LP were required to file those reports with the SEC.

Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this covenant shall be deemed cured (and Sunoco LP shall be deemed to be in compliance with this covenant) upon furnishing such financial information as contemplated by this covenant (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Defaults and Remedies” if the principal of, premium, if any, on, and interest, if any, on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

To the extent not satisfied by the foregoing, for so long as the notes are outstanding, Sunoco LP will furnish to the Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Sunoco LP will be deemed to have furnished each report required by this covenant to the trustee and the holders of notes if it has filed such report with the SEC using the EDGAR filing system and such report is publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default” with respect to each series of notes:

(1)	default for 30 days in the payment when due of interest on the notes of that series;

(2)	default in the payment when due (at Stated Maturity, upon optional or mandatory redemption or otherwise) of the principal of, or premium, if any, on, the notes of that series;

(3)

failure by Sunoco LP or any Guarantor to (a) make a Change of Control Offer with respect to that series within the time periods set forth, or to consummate a purchase of such notes when required pursuant to the terms described, under the caption “—Repurchase at the Option of Holders—Change of Control,” (b) make an Asset Sale Offer within the time periods set forth, or to consummate a purchase of such notes when required pursuant to the terms described, under the caption “—Repurchase at the Option of Holders—Asset Sales” or (c) comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; provided that, with respect to the failures described in clauses (b) and (c), such failure will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4)

failure by Sunoco LP for 180 days after notice by the trustee or holders of 25% in aggregate principal amount of notes of that series then outstanding to comply with the provisions described under “—Reports”;

(5)

failure by Sunoco LP or any Guarantor for 60 days after written notice by the trustee or holders of 25% in aggregate principal amount of notes of that series then outstanding to comply with any of its other agreements in the Indenture;

(6)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sunoco LP or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Sunoco LP or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)

is caused by a failure to pay principal of, or interest or premium, if any, on Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)

results in the acceleration of such Indebtedness prior to its express maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)

failure by an Issuer or any of Sunoco LP’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)

except as permitted by the Indenture, any Note Guarantee of such notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its Obligations under its Note Guarantee of such notes; and

(9)

certain events of bankruptcy or insolvency described in the Indenture with respect to Finance Corp., Sunoco LP or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

An Event of Default with respect to one series of notes may not constitute an Event of Default with respect to the other series of notes. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Finance Corp., Sunoco LP or any Restricted Subsidiary of Sunoco LP that is a Significant Subsidiary or any group of Restricted Subsidiaries of Sunoco LP that, taken together, would constitute a Significant Subsidiary, all outstanding notes of each series will become due and payable immediately without further action or notice. If any other Event of Default occurs with respect to any series of notes and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes of that series may declare all such notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of notes of any series notice of any continuing Default or Event of Default with respect to that series known to it if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, with respect to the notes of that series.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs with respect to a series of notes and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes of that series unless such holders have offered to the trustee indemnity or security satisfactory to the trustee in its sole discretion against any loss, liability or expense. No holder of a note of any series may pursue any remedy with respect to the Indenture unless:

(1)	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes of that series have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes of any series by notice to the trustee may, on behalf of the holders of all of the notes of that series, rescind an acceleration or waive any existing Default or Event of Default with respect to that series and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes of that series.

The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Within 30 days of becoming aware of any Default or Event of Default, the Issuers and the Guarantors are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Recourse to Trustee, General Partner or Personal Liability of Directors, Officers, Employees and Stockholders

None of the trustee, the General Partner or any director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of any Equity Interest of the trustee, General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the outstanding notes of any series and all Obligations of the Guarantors discharged with respect to their related Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes of that series to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)

the Issuers’ obligations with respect to the notes of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ Obligations in connection therewith; and

(4)	the “Legal Defeasance and Covenant Defeasance” provisions of the Indenture.

In addition, Sunoco LP may, at its option and at any time, elect to have the obligations of the Issuers released with respect to any series of notes under certain covenants (including Sunoco LP’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and all Obligations of the Guarantors with respect to their related Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default with respect to that series. If Covenant Defeasance occurs with respect to a series of notes, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events relating to Sunoco LP) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to that series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of notes:

(1)

the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of notes of that series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes of that series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether such notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to that series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Sunoco LP or any of its Subsidiaries is a party or by which Sunoco LP or any of its Subsidiaries is bound;

(6)

the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes of that series over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)

the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the notes of each series then outstanding and affected thereby (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes), and any existing Default or

Event of Default or compliance with any provision of the Indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the notes of each series then outstanding and affected thereby (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to minimum required notice of optional redemption or to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)

make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than as permitted by clause (7) below);

(7)	waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)

to provide for the assumption of an Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)

to conform the text of the Indenture or the Note Guarantees to any provision of the section entitled “Description of Notes” in the Final Offering Memorandum, to the extent that such text of the Indenture or Note Guarantee was intended to reflect such provision of such section;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(8)

to allow any Guarantor to execute a supplemental indenture and/or a notation of a Note Guarantee with respect to the notes or to reflect the addition or release of a Note Guarantee in accordance with the Indenture;

(9)	to secure the notes and/or the Note Guarantees; or

(10)	to provide for the reorganization of Sunoco LP as any other form of entity, in accordance with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes of any series issued thereunder (except as to surviving rights of transfer or exchange of such notes and as otherwise specified in the Indenture), when:

(1)	either:

(a)

all notes of that series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)

all notes of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of that series not delivered to the trustee for cancellation for principal and premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2)

no Default or Event of Default with respect to that series has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Sunoco LP or any Guarantor is a party or by which Sunoco LP or any Guarantor is bound;

(3)	the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to that series; and

(4)

the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes of that series at fixed maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Governing Law

The Indenture, the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Partnership Agreement without charge by writing to Sunoco LP at 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The notes will be issued in registered global form (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear Bank NV/SA, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. Read “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants by or through whom purchases are made with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers nor the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default with respect to any series of notes, DTC reserves the right to exchange the Global Notes for Certificated Notes of such series, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes of the same series if:

(1)

DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary within 90 days; or

(2)	there has occurred and is continuing an Event of Default with respect to such series and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“2023 Notes Issue Date” means April 1, 2015, the date of original issue of the Issuers’ 6.375% senior notes due 2023.

“7-Eleven” means 7-Eleven, Inc., a Texas corporation.

“7-Eleven Asset Purchase Agreement” means the Asset Purchase Agreement dated April 6, 2017 among Sunoco LP, 7-Eleven and SEI Fuel Services, Inc., a Texas corporation and wholly owned subsidiary of 7-Eleven.

“7-Eleven Transaction” means the sale or other disposition by Sunoco LP and its direct and indirect Subsidiaries, including Susser Petroleum Property Company LLC, Sunoco Retail LLC, Stripes LLC, Town & Country Food Stores, Inc. and MACS Retail LLC, of approximately 1,112 company-operated retail fuel outlets, together with ancillary businesses and related assets, pursuant to the 7-Eleven Asset Purchase Agreement.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means with respect to any note at the time of computation, an amount equal to the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess, if any, of:

(a)

the present value at such time of (i) the redemption price of the note at January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2023 (in the case of the 2028 notes), (such redemption price being set forth in the table under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2023 (in the case of the 2028 notes), (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)

the sale, lease, conveyance or other disposition of any properties or assets; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Sunoco LP’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $35.0 million;

(2)	a transfer of properties or assets between or among Sunoco LP and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of Sunoco LP to Sunoco LP or to a Restricted Subsidiary of Sunoco LP;

(4)

the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7)

any trade or exchange by Sunoco LP or any Restricted Subsidiary of Sunoco LP of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary of Sunoco LP in exchange for assets or properties and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the Fair Market Value of the properties or assets traded or exchanged by Sunoco LP or such Restricted Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by Sunoco LP or such Restricted Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(8)	the 7-Eleven Transaction; and

(9)	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens,” and any disposition in connection with a Permitted Lien.

“Asset Sale Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)

with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)

certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means, with respect to any series of notes, the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Sunoco LP and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Qualified Owner, which occurrence is followed by a Ratings Decline with respect to such series of notes within 90 days; or

(2)	the adoption of a plan relating to the liquidation or dissolution of Sunoco LP or the removal of the General Partner by the limited partners of Sunoco LP; or

(3)	the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a

Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or of Sunoco LP, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline with respect to such series of notes within 90 days.

Notwithstanding the preceding, a conversion of Sunoco LP from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange either (i) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of Sunoco LP immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding any Qualified Owner, Beneficially Owns more than 50% of the Voting Stock of such entity or (ii) one or more Qualified Owners in the aggregate own more than 50% of the Voting Stock of such entity.

“Change of Control Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Change of Control.”

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)

an amount equal to (i) any extraordinary loss plus (ii) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)

provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of all payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)

depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, charges or losses (excluding any such non-cash expense, charge or loss to the extent that it represents an accrual of or reserve for cash expenses, charges or losses in any future period or amortization of a prepaid cash expense, charge or loss that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses, charges or losses were deducted in computing such Consolidated Net Income; plus

(5)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)	all extraordinary or non-recurring items of gain or loss, or revenue or expense; minus

(7)

non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)

unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification (ASC) 815 will be excluded; and

(5)

any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after (i) adding the aggregate incremental amount of total assets that would have resulted from an acquisition of assets from an Affiliate that is accounted for as a pooling had it been accounted for using purchase accounting and (ii) deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Credit Agreement, dated as of September 25, 2014, by and among Sunoco LP (f/k/a/ Susser Petroleum Partners LP), the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders and collateral agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount of available borrowings thereunder).

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, accounts receivable financing (including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (including increasing the amount of available borrowings thereunder).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by Sunoco LP) of non-cash consideration received by Sunoco LP or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require Sunoco LP to repurchase or redeem such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that Sunoco LP may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Sunoco LP that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity and other than to a Subsidiary) made for cash on a primary basis by Sunoco LP after the date of the Indenture.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Sunoco LP and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the

Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the specified Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)

the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)

interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5)

if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(6)

if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:

(1)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)

any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)

all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Equity) or to such Person or a Restricted Subsidiary of such Person; minus (B) to the extent included in (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Partner” means Sunoco GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of Sunoco LP or as the business entity with the ultimate authority to manage the business and operations of Sunoco LP.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	the Subsidiaries of Sunoco LP executing the Indenture as initial Guarantors; and

(2)

any other Subsidiary of Sunoco LP that becomes a Guarantor in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)

interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)

foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(4)

any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(5)	other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1)	accrued expenses and trade accounts payable arising in the ordinary course of business;

(2)

any obligation of Sunoco LP or any of its Restricted Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of Sunoco LP and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of Sunoco LP or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3)

any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4)

any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five business days of its incurrence; and

(5)

any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Investment Grade Rating” means a rating of a series of notes equal to or higher than Baa3 by Moody’s or BBB- by S&P (or, if either such entity ceases to rate such notes for reasons outside of the control of Sunoco LP, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by Sunoco LP as a replacement agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Sunoco LP or any Restricted Subsidiary of Sunoco LP sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Sunoco LP such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Sunoco LP, Sunoco LP will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Sunoco LP’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of Sunoco LP in which Sunoco LP or any of its Restricted Subsidiaries makes any Investment in the Equity Interests of such Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Sunoco LP or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)	the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)

amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4)

any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Sunoco LP or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Sunoco LP or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither Sunoco LP nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Sunoco LP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)

as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Sunoco LP or any of its Restricted Subsidiaries except as contemplated by clause (10) of the definition of Permitted Liens.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above, if any Non-Recourse Debt of any of Sunoco LP’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Sunoco LP.

“Note Guarantee” means the guarantee by each Guarantor of the Issuers’ obligations under the Indenture and the notes, pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement as in effect on the date of the Indenture.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Sunoco LP (f/k/a/ Susser Petroleum Partners LP), dated as of September 25, 2012, as amended as of the date of Indenture, and as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means either (1) gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related, ancillary or complementary thereto, or a reasonable extension or expansion thereof including entering into Hedging

Obligations to support these businesses, (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code, or (3) the retail sale of motor fuel and the operation of convenience stores or activities or services reasonably related, ancillary or complementary thereto, or a reasonable extension or expansion thereof.

“Permitted Business Investments” means Investments by Sunoco LP or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Sunoco LP or in any Joint Venture, provided that:

(1)

either (a) at the time of such Investment and immediately thereafter, Sunoco LP could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2)	if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to Sunoco LP or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which Sunoco LP or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keepwell” arrangement) could, at the time such Investment is made, be incurred at that time by Sunoco LP and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”; and

(3)	such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)	any Investment in Sunoco LP or in a Restricted Subsidiary of Sunoco LP;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Sunoco LP or any Restricted Subsidiary of Sunoco LP in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Sunoco LP; or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Sunoco LP or a Restricted Subsidiary of Sunoco LP;

(4)	any Investment made as a result of the receipt of non-cash consideration from:

(a)	an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b)	pursuant to clause (7) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Sunoco LP;

(6)

any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Sunoco LP or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by Sunoco LP or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations permitted to be incurred;

(8)

loans or advances to employees made in the ordinary course of business of Sunoco LP or any Restricted Subsidiary of Sunoco LP in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)	repurchases of the notes;

(10)

any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(11)	Permitted Business Investments;

(12)

Investments owned by any Person at the time such Person merges with Sunoco LP or any Restricted Subsidiary of Sunoco LP; provided that such Investments (a) are not incurred in contemplation of such merger or acquisition and (b) are, in the good faith determination of Sunoco LP, incidental to such merger or acquisition, and in each case renewals or extensions thereof in amounts not greater than the amount of such Investment;

(13)	Investments existing on the date hereof; and

(14)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $75.0 million and (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)	Liens securing any Indebtedness under any Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)	Liens in favor of Sunoco LP or the Guarantors;

(3)

Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Sunoco LP or any Subsidiary of Sunoco LP; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Sunoco LP or the Subsidiary;

(4)

Liens on property existing at the time of acquisition of the property by Sunoco LP or any Restricted Subsidiary of Sunoco LP; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)

Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the Indenture (other than Liens securing the Credit Facilities);

(8)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)

Liens on any property or asset acquired, constructed or improved by Sunoco LP or any of its Restricted Subsidiaries (a “Purchase Money Lien”), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(10)

Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Sunoco LP or any Restricted Subsidiary of Sunoco LP to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(11)

Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Sunoco LP or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(12)	Liens to secure performance of Hedging Obligations of Sunoco LP or any of its Restricted Subsidiaries incurred in the ordinary course of business and not for speculative purposes;

(13)

Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of Sunoco LP and its Restricted Subsidiaries that are customary in the Permitted Business;

(14)

Liens upon specific items of inventory, receivables or other goods or proceeds of Sunoco LP or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(15)

Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “—Certain Covenants—Liens”;

(16)

Liens incurred in the ordinary course of business of Sunoco LP or any Restricted Subsidiary of Sunoco LP; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens pursuant to this clause (16) does not exceed the greater of (a) $75.0 million or (b) 5.0% of Sunoco LP’s Consolidated Net Tangible Assets at such time; and

(17)

any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (3), (4), (6), (7) or (9) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

After termination of the covenants referred to in the first paragraph of “—Certain Covenants—Termination of Covenants,” for purposes of complying with the “Liens” covenant, the Liens described in clauses (1) and (16) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 15% of the Consolidated Net Tangible Assets of Sunoco LP. Once effective, this 15% limitation on Permitted Liens will continue to apply during any later period in which each series of notes do not have an Investment Grade Rating by both Rating Agencies.

“Permitted Refinancing Indebtedness” means any Indebtedness of Sunoco LP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, other Indebtedness of Sunoco LP or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)

the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)

if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)

such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary (other than Finance Corp. or a Guarantor) if Sunoco LP is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Owner” means any of (i) LE GP, LLC, Energy Transfer Equity, L.P. and ETP, (ii) any Person who Beneficially Owns more than 50% of the Voting Stock of any entity specified in clause (i) above or who Beneficially Owns sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (iii) any Subsidiary or Affiliate of any entity specified in either clause (i) or clause (ii) above.

“Qualified Retail Asset Sale” means the sale, lease, conveyance or other disposition of any Qualified Retail Assets (whether directly or indirectly, whether by sale or lease of any such Qualified Retail Assets, or of any Equity Interests or other interests in any Person holding such Qualified Retail Assets, or any consolidation or merger, or any combination thereof, and whether in one or more transactions, or otherwise).

“Qualified Retail Assets” means any assets used by Sunoco LP and its Subsidiaries in (i) the retail sale of motor fuel, (ii) the operation of convenience stores or (iii) activities or services reasonably related, ancillary or complementary to clauses (i) or (ii), that are acquired by Sunoco LP or any of its Subsidiaries in connection with Sunoco LP’s or such Subsidiary’s acquisition of any assets used in the distribution of motor fuels (whether directly or indirectly, whether by sale or lease of such assets, or of any Equity Interests or other interests in any Person holding such assets, or any consolidation or merger, or any combination thereof, and whether in one or more transactions, or otherwise).

“Rating Agencies” means Moody’s and S&P.

“Ratings Categories” means:

(1)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means, with respect to any series of notes, a decrease in the rating of such notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless specified otherwise, references to a Restricted Subsidiary refer to a Restricted Subsidiary of Sunoco LP. Notwithstanding anything in the Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of Sunoco LP.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person (other than Indebtedness owed to an Affiliate), unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2023 (in the case of the 2028 notes); provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, Sunoco LP shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to

January 15, 2020 (in the case of the 2023 notes), February 15, 2021 (in the case of the 2026 notes) or March 15, 2023 (in the case of the 2028 notes), is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Sunoco LP will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of Sunoco LP (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2)

except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Sunoco LP or any Restricted Subsidiary of Sunoco LP unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Sunoco LP or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Sunoco LP;

(3)

is a Person with respect to which neither Sunoco LP nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Sunoco LP or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the private notes for the exchange notes pursuant to the exchange offers, but does not purport to be a complete analysis of all potential tax effects relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the private notes or the exchange notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the exchange of the private notes for the exchange notes pursuant to the exchange offers.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	United States persons (as defined in the Code) whose functional currency is not the U.S. dollar;

•	persons holding the private notes or exchange notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the private notes or exchange notes being taken into account in an applicable financial statement; and

•	persons deemed to sell the private notes or exchange notes under the constructive sale provisions of the Code.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offers

The exchange of private notes for exchange notes pursuant to the exchange offers will not be treated as an “exchange” for U.S. federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the private notes. Accordingly, the exchange of private notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the private notes exchanged therefor and the same tax consequences to holders as the private notes have to holders, including without limitation, the same issue price, tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date for each exchange offer and ending on the close of business 180 days after such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For such period of time as any broker-dealer subject to the prospectus delivery requirements of the Securities Act must comply with such requirements, from the date on which the applicable exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the guarantees thereof will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Certain Pennsylvania legal matters in connection with the notes offered in the exchange offers will be passed upon for us by our special Pennsylvania counsel, Drinker Biddle & Reath LLP. Certain Hawaii legal matters in connection with the notes offered in the exchange offers will be passed upon for us by our special Hawaii counsel, Cades Schutte LLP. Certain Alabama legal matters in connection with the notes offered in the exchange offers will be passed upon for us by our special Alabama counsel, Bradley Arant Boult Cummings LLP.

EXPERTS

The audited consolidated financial statements of Sunoco LP and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of ETC M-A Acquisition LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

4.875% SENIOR NOTES DUE 2023 (CUSIP NOS. 86765L AH0 and U86759 AE4)

5.500% SENIOR NOTES DUE 2026 (CUSIP NOS. 86765L AK3 and U86759 AF1)

5.875 SENIOR NOTES DUE 2028 (CUSIP NOS. 86765L AM9 and U86759 AG9)

OF

SUNOCO LP AND

SUNOCO FINANCE CORP.

PURSUANT TO THE EXCHANGE OFFERS AND PROSPECTUS

DATED                 , 2018

EACH EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                , 2018 (EACH, AN “EXPIRATION DATE”),

UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offers is:

U.S. BANK NATIONAL ASSOCIATION

U.S. Bank National Association

Global Corporate Trust Services

Attn: Specialized Finance

111 Fillmore Avenue, East EP-MN-WS-2N

St. Paul, MN 55107

Phone: (713)-235-9206

For Facsimile Transmission (eligible institutions only):

(800) 934-6802

Confirm via email:

escrowexchangepayments@usbank.com

If you wish to exchange your issued and outstanding (i) 4.875% Senior Notes due 2023 (CUSIP Nos. 86765L AH0 and/or U86759 AE4), 5.500% Senior Notes due 2026 (CUSIP Nos. 86765L AK3 and/or U86759 AF1) and/or 5.875% Senior Notes due 2028 (CUSIP Nos. 86765L AM9 and/or U86759 AG9) (collectively, the “Private Notes”), for an equal aggregate principal amount of newly issued (ii) 4.875% Senior Notes due 2023 (CUSIP No. 86765L AJ6), 5.500% Senior Notes due 2026 (CUSIP No. 86765L AL1) and/or 5.875% Senior Notes due 2028 (CUSIP No. 86765L AN7), as the case may be (collectively the “Exchange Notes”), with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offers, you must validly tender (and not withdraw) your Private Notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated                 , 2018 (the “Prospectus”), of Sunoco LP (the “Partnership”) and Sunoco Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offers (each, an “Exchange Offer” and, collectively, “Exchange Offers”) to exchange the Private Notes for a like aggregate principal amount of Exchange Notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend an Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which such Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the applicable Private Notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Private Notes. Tender of Private Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offers—Procedures for Tendering.” DTC participants that are accepting an Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Private Notes in the Exchange Offers the Exchange Agent must receive, prior to the applicable Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Private Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER PRIVATE NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.	By tendering Private Notes in the Exchange Offers, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.

By tendering Private Notes in the Exchange Offers, you represent and warrant that you have full authority to tender the Private Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of your Private Notes.

3.

You understand that the tender of the Private Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

4.

By tendering Private Notes in the Exchange Offers, you acknowledge that the Exchange Offers are being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), and that the Exchange Notes issued in exchange for the Private Notes pursuant to the Exchange Offers may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased Private Notes exchanged for such Exchange Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such Exchange Notes.

5.	By tendering Private Notes in the Exchange Offers, you represent and warrant that:

(a)	the Exchange Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of your business, whether or not you are the holder;

(b)

you are not engaging, do not intend to engage and have no arrangement or understanding with any person to participate, in the distribution of Private Notes or Exchange Notes within the meaning of the Securities Act;

(c)	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers;

(d)

if you are a broker-dealer, that you will receive the Exchange Notes for your own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such Exchange Notes and that you cannot rely on the position of the staff of the SEC set forth in certain no-action letters; and

(e)

you understand that a secondary resale transaction described in clause 5(d) above and any resales of the Exchange Notes obtained in exchange for the Private Notes originally acquired from the Issuers should be covered by an effective registration statement containing the selling noteholder information required by Item 507 or Item 508, as applicable, of Regulation S-K.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Private Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated January 23, 2018 (the “Registration Rights Agreement”). Such election may be made by notifying the Issuers in writing at 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, Attention: Chief Financial Officer. By making such election, you agree, as a holder of Private Notes participating in a shelf registration, to indemnify and hold harmless the Issuers, each of the directors of the Issuers, each of the officers of the Issuers who signs such shelf registration statement, each other selling holder of Private Notes, and each person, if any, who controls the Issuers, the initial purchasers of the Private Notes, as applicable, and any other selling holder of Private Notes within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages or liabilities that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or any free writing prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“issuer information”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case made in reliance upon and in conformity with any information relating to you furnished to the Issuers in writing by you expressly for use in any shelf registration statement, any prospectus, any free writing prospectus and any issuer information. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6.

If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Private Notes in the Exchange Offers, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7.

If you are a broker-dealer and Private Notes held for your own account were not acquired as a result of market-making or other trading activities, such Private Notes cannot be exchanged pursuant to the Exchange Offers.

8.	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFERS

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Private Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

2.	Partial Tenders.

Tenders of the Private Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Private Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Private Notes is not tendered, then Private Notes for the principal amount of Private Notes not tendered and Exchange Notes issued in exchange for any Private Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Private Notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Private Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offers or any defect or irregularity in the tender of any Private Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offers (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the applicable Expiration Date.

4.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the applicable Exchange Offer, any of the conditions to such Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Private Notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offers—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offers.

IMPORTANT: BY USING THE ABOVE PROCEDURES TO TENDER PRIVATE NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

SUNOCO LP

SUNOCO FINANCE CORP.

OFFERS TO EXCHANGE

$1,000,000,000 of 4.875% Senior Notes due 2023 and Related Guarantees,

$800,000,000 of 5.500% Senior Notes due 2026 and Related Guarantees and

$400,000,000 of 5.875% Senior Notes due 2028 and Related Guarantees

That Have Not Been Registered Under the Securities Act of 1933

For

$1,000,000,000 of 4.875% Senior Notes due 2023 and Related Guarantees,

$800,000,000 of 5.500% Senior Notes due 2026 and Related Guarantees and

$400,000,000 of 5.875% Senior Notes due 2028 and Related Guarantees

That Have Been Registered Under the Securities Act of 1933

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Sunoco LP

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•

any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•

any person who is or was serving at the request of our general partner, any departing general partner or any of their affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with certain of our directors, pursuant to which we have agreed to indemnify them against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Sunoco Finance Corp.

Sunoco Finance Corp. (“Sunoco Finance”) is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Sunoco Finance’s certificate of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of Sunoco Finance in additional capacities, will be indemnified to the fullest extent permitted under the DGCL. Sunoco Finance may also indemnify any employee or agent to the fullest extent permitted by the DGCL.

Subsidiary Guarantors

Delaware

Each of Aloha Petroleum LLC, Direct Fuels LLC, Sunoco, LLC, Sunoco Property Company LLC and Sunmarks, LLC, is a Delaware limited liability company (each, a “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which the Delaware LLC may incur as a result of being or having been a member, director or officer of the Delaware LLC or an officer, director, stockholder, manager, member or partner of the Delaware LLC’s member, or while serving in a similar capacity at the request of the Delaware LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.

Hawaii

Aloha Petroleum, Ltd. (“APL”) is a Hawaii corporation. Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•

the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation;

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

•

by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•	by special legal counsel; or

•	by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

•	to the same extent as a director; and

•

if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

The HBCA also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the HBCA

APL’s articles of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of APL in additional capacities, will be indemnified to the fullest extent permitted under the HBCA. APL may also indemnify any employee or agent to the fullest extent permitted by the HBCA.

Texas

Stripes LLC (“Stripes”) is a Texas limited liability company. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent if: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Under Section 8.051 of the TBOC, a limited liability company will indemnify a director or officer against reasonable expenses incurred by such director or officer, in connection with a proceeding in which such director or officer is named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC.

The limited liability company agreement of Stripes generally provides that Stripes will indemnify its present and former directors, officers, employees or agents, or any person who, while serving in such capacity, serves as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture or similar entity at the request of Stripes. Indemnitees are entitled to advancement of expenses and indemnification to the fullest extent permitted by the TBOC.

Pennsylvania

Sunoco Retail LLC (“SUN Retail”) is a Pennsylvania limited liability company. Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 (the “PLLCL”) provides that, subject to standards and limitations set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person in defending any action or proceeding against which indemnification may be made in advance of final disposition of the proceeding. Section 8945(b) of the PLLCL prohibits indemnification in cases where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and the certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

The operating agreement of SUN Retail generally provides that SUN Retail will indemnify its sole member, managers, officers or authorized representatives (the “Covered Persons”) to the fullest extent permitted law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Covered Person (including without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with SUN Retail, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Covered Person.

Alabama

Allied Energy Company LLC (“Allied”) is an Alabama limited liability company. The Alabama Limited Liability Company Law of 2014 (the “ALLCL”), particularly Section 10A-5A-4.10, permits a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person under certain circumstances and subject to certain limitations.

The operating agreement of Allied generally provides that, except as otherwise provided by any written employment, consulting or other agreement, any person who at any time serves or has served as a member, manager or officer of Allied (each, a “Covered Person”), shall have a right to be indemnified by Allied to the fullest extent permitted by law against any losses, judgments, liabilities, claims, damages, costs, expenses (including reasonable legal fees and other expenses actually incurred in investigating or defending against any such losses, judgments, liabilities or claims and expenses actually incurred enforcing the operating agreement of Allied) and amounts paid in settlement of any claim (approved in advance and in good faith by the member) arising out of any act or omission of the Covered Person in connection with the activities of Allied, unless such act or omission was the result of bad faith, grossly negligent or reckless conduct, intentional misconduct or a knowing violation of law

ETC M-A Acquisition LLC

ETC M-A Acquisition LLC (“ETC M-A”) is a Delaware limited liability company. The indemnification provisions of the Delaware Limited Liability Company Act described in “Subsidiary Guarantors—Delaware” above also relate to ETC M-A. The limited liability company agreement of ETC M-A contains indemnification provisions that generally provide that ETC M-A will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which ETC M-A may incur as a result of being or having been a member, director or officer of ETC M-A or an officer, director, stockholder, manager, member or partner of ETC M-A’s member, or while serving in a similar capacity at the request of ETC M-A, and may advance to them or reimburse them for expenses incurred in connection therewith.

Item 21. Exhibits.

(a)

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-4, which Exhibit Index is incorporated herein by reference.

(b)	Not applicable.

(c)	Not applicable.

Item 22.	Undertakings.

Each registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(b)

Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Each registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)

Each registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Susser Petroleum Property Company LLC, Sunoco Retail LLC, Stripes LLC, Town & Country Food Stores, Inc., MACS Retail LLC, 7-Eleven, Inc. and SEI Fuel Services, Inc., and, solely for the limited purposes referenced therein, Sunoco, LP, Sunoco Finance Corp. and Sunoco, LLC, dated as of April 6, 2017.(1)

2.2	Amended and Restated Asset Purchase Agreement by and among Susser Petroleum Property Company LLC, Sunoco Retail LLC, Stripes LLC, Town & Country Food Stores, Inc., MACS Retail LLC, 7-Eleven, Inc. and SEI Fuel Services, Inc., and, solely for the limited purposes referenced therein, Sunoco, LP, Sunoco Finance Corp. and Sunoco, LLC, dated January 23, 2018.(2)

3.1	Amended and Restated Certificate of Limited Partnership of Sunoco LP, dated June 6, 2016(3)

3.2	Second Amended and Restated Certificate of Limited Partnership of Sunoco LP dated as of May 8, 2018(26)

3.3	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012(4)

3.4	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014(5)

3.5	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated July 31, 2015(6)

3.6	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated January 1, 2016(7)

3.7	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated June 6, 2016(3)

3.8	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated March 30, 2017(8)

3.9	Amendment No. 6 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated May 8, 2018(26)

3.10	Certificate of Formation of Susser Petroleum Partners GP LLC(12)

3.11	Certificate of Amendment to the Certificate of Formation of Susser Petroleum Partners GP LLC(5)

3.12	Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC, dated September 25, 2012(4)

3.13	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC(5)

3.14	Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Sunoco LP LLC dated as of June 6, 2016(3)

3.15	Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Sunoco GP LLC dated as of May 8, 2018(26)

3.16	Certificate of Formation of ETC M-A Acquisition LLC, dated August 14, 2013*

3.17	Amended and Restated Limited Liability Company Agreement of ETC M-A Acquisition LLC, dated December 2, 2016*

4.1	Registration Rights Agreement, dated as of March 31, 2016, by and among Sunoco LP and Energy Transfer Equity, L.P.(9)

4.2	Indenture, dated as of January 23, 2018, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee(10)

4.3	Registration Rights Agreement, dated as of January 23, 2018, among Sunoco LP, Sunoco Finance Corp., the guarantors party thereto, ETC M-A Acquisition LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the Initial Purchasers named therein(10)

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP*

5.2	Opinion of Cades Schutte LLP*

5.3	Opinion of Drinker Biddle & Reath LLP*

5.4	Opinion of Bradley Arant Boult Cummings LLP*

10.1	Omnibus Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation(4)

10.2	Amended and Restated Credit Agreement, dated as of July 27, 2018, by and among Sunoco LP, as the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer(11)

10.3	Contribution Agreement, dated September 25, 2012, by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Susser Holdings, L.L.C., Stripes LLC and Susser Petroleum Company LLC(4)

10.4	Susser Petroleum Partners LP 2012 Long-Term Incentive Plan, dated August 28, 2012(12)

10.5	First Amendment to Susser Petroleum Partners LP 2012 Long Term Incentive Plan, dated November 4, 2014(13)

10.6	Revised Form of Director Indemnification Agreement, dated March 14, 2014(14)

10.7	Form of Phantom Unit Award Agreement, dated August 28, 2012(12)

10.8	Form of Restricted Phantom Unit Agreement, dated November 14, 2014(15)

10.9	Form of Time-Vested Restricted Phantom Unit Award Agreement(16)

10.10	Sunoco GP LLC Annual Bonus Plan, dated January 1, 2018(27)

10.11	Contribution Agreement, dated as of September 25, 2014, by and among Mid-Atlantic Convenience Stores, LLC, ETC M-A Acquisition LLC, Susser Petroleum Partners LP and Energy Transfer Partners, L.P.(13)

10.12	Purchase and Sale Agreement, entered into as of September 25, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.(13)

10.13	Amendment No. 1, entered into as of December 16, 2014, to Purchase and Sale Agreement, dated as of December 16, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.(16)

10.14	Contribution Agreement, dated as of March 23, 2015, by and among Sunoco, LLC, ETP Retail Holdings, LLC, Sunoco LP and Energy Transfer Partners, L.P.(17)

10.15	Contribution Agreement, dated as of July 14, 2015, by and among Susser Holdings Corporation, Heritage Holdings, Inc., ETP Holdco Corporation, Sunoco LP, Sunoco GP LLC and Energy Transfer Partners, L.P.(18)

10.16	Common Unit Purchase Agreement, dated as of November 15, 2015, by and among Sunoco LP and the Purchasers named therein(19)

10.17	Common Unit Purchase Agreement, dated as of November 15, 2015, by and between Sunoco LP and Energy Transfer Equity, L.P.(19)

10.18	Equity Distribution Agreement, dated October 4, 2016, by and between Sunoco LP and RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC(20)

10.19	Guarantee Agreement by and among Sunoco LP, Sunoco, LLC, 7-Eleven, Inc. and SEI Fuel Services, dated as of April 6, 2017(21)

10.20	Robert Bradley Williams Retention Agreement dated June 9, 2017(22)

Exhibit No.	Description

10.21	Robert W. Owens Separation Agreement dated June 23, 2017(23)

10.22	Robert W. Owens Consulting Agreement dated June 23, 2017(23)

10.23	Cynthia A. Archer Separation Agreement dated June 23, 2017(23)

10.24	Letter Agreement, dated January 8, 2018, by and among Susser Petroleum Property Company LLC, Sunoco Retail LLC, Stripes LLC, Town & Country Food Stores, Inc., MACS Retail LLC, 7-Eleven, Inc. and SEI Fuel Services, Inc.(24)

10.25	Guarantee of Collection, made as of January 23, 2018, by ETC M-A Acquisition LLC to Sunoco LP and Sunoco Finance Corp.(10)

10.26	Support Agreement, dated as of January 23, 2018, by and among Sunoco, Inc., Sunoco LP, Sunoco Finance Corp. and ETC M-A Acquisition LLC(10)

10.27	Common Unit Repurchase Agreement, by and among Sunoco LP, Heritage Holdings, Inc. and ETP Holdco Corporation, dated January 24, 2018(10)

10.28	Distribution Motor Fuel Agreement by and between Sunoco, LLC and 7-Eleven, Inc. and SEI Fuel Services, Inc. dated January 23, 2018(25)

21.1	List of Subsidiaries of Sunoco LP(25)

21.2	List of Subsidiaries of ETC M-A Acquisition LLC*

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm*

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.4	Consent of Cades Schutte LLP (included in Exhibit 5.2)

23.5	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.3)

23.6	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.4)

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indentures for the 4.875% Senior Notes due 2023, the 5.500% Senior Notes due 2026 and the 5.875% Senior Notes due 2028*

*	Filed herewith.
(1)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 6, 2017.
(2)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on January 24, 2018.
(3)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on June 8, 2016.
(4)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-356531) filed on September 25, 2012.
(5)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on October 28, 2014.
(6)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on August 6, 2015.
(7)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on January 5, 2016.
(8)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on March 31, 2017.

(9)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 1, 2016.
(10)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on January 29, 2018.
(11)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on July 31, 2018.
(12)	Incorporated by reference to Sunoco LP’s registration statement on Form S-1 (File Number 333-182276), as amended, originally filed on June 22, 2012.
(13)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2014 (File Number 001-35653) filed on February 27, 2015.
(14)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2013 (File Number 001-35653)
(15)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on November 14, 2014.
(16)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2016 (File Number 001-35653) filed on February 24, 2017.
(17)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on March 23, 2015.
(18)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on July 15, 2015.
(19)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on November 16, 2015.
(20)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on October 4, 2016.
(21)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on April 6, 2017.
(22)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on June 9, 2017.
(23)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on June 23, 2017.
(24)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35653) filed on January 9, 2018.
(25)	Incorporated by reference to Sunoco LP’s annual report on Form 10-K for the year ended December 31, 2017 (File Number 001-35653) filed on February 23, 2018.
(26)	Incorporated by reference to Sunoco LP’s current report on Form 10-Q (File Number 001-35653) filed on May 10, 2018.
(27)	Incorporated by reference to Sunoco LP’s current report on Form 8-K (File Number 001-35753) filed on July 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, which are with Sunoco GP LLC, the general partner of Sunoco LP, on the dates indicated:

Signature	Title	Date

/s/ Joseph Kim Joseph Kim	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2018

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	September 28, 2018

/s/ Camilla A. Harris Camilla A. Harris	Vice President and Controller (Principal Accounting Officer)	September 28, 2018

/s/ Matthew S. Ramsey Matthew S. Ramsey	Chairman of the Board	September 28, 2018

/s/ James W. Bryant James W. Bryant	Director	September 28, 2018

/s/ Christopher R. Curia Christopher R. Curia	Director	September 28, 2018

/s/ Thomas E. Long Thomas E. Long	Director	September 28, 2018

Signature	Title	Date

/s/ Imad K. Anbouba Imad K. Anbouba	Director	September 28, 2018

/s/ Oscar A. Alvarez Oscar A. Alvarez	Director	September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

SUNOCO FINANCE CORP.

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Joseph Kim Joseph Kim	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2018

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer and Director (Principal Financial Officer)	September 28, 2018

/s/ Camilla A. Harris Camilla A. Harris	Vice President and Controller (Principal Accounting Officer)	September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

SUNOCO, LLC ALLIED ENERGY COMPANY LLC DIRECT FUELS LLC

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Joseph Kim Joseph Kim	Chief Executive Officer (Principal Executive Officer)	September 28, 2018

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	September 28, 2018

/s/ Camilla A. Harris Camilla A. Harris	Vice President and Controller (Principal Accounting Officer)	September 28, 2018

/s/ Joseph Kim Joseph Kim

President & Chief Executive Officer and Director of Sunoco GP LLC, in its capacity as the general partner of Sunoco LP, the sole member of Sunoco, LLC

Chief Executive Officer of Sunoco, LLC, the sole member of each of Allied Energy Company LLC and Direct Fuels LLC

September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

STRIPES LLC SUNMARKS, LLC SUNOCO PROPERTY COMPANY LLC SUNOCO RETAIL LLC

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Joseph Kim Joseph Kim	President and Chief Executive Officer (Principal Executive Officer)	September 28, 2018

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)	September 28, 2018

/s/ Camilla A. Harris Camilla A. Harris	Vice President and Controller (Principal Accounting Officer)	September 28, 2018

/s/ Joseph Kim Joseph Kim

President and Chief Executive Officer of Sunoco Property Company LLC, the sole member of each of Sunoco Retail LLC and Stripes LLC

President and Chief Executive Officer of Sunoco Retail LLC, the sole member of Sunmarks, LLC

September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

ALOHA PETROLEUM, LTD.

By:	/s/ Richard M. Parry
Name: Richard M. Parry
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Richard M. Parry Richard M. Parry	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2018

/s/ Thomas A. Grimes Thomas A. Grimes	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 28, 2018

/s/ Robert. W. Fung Robert. W. Fung	Director	September 28, 2018

/s/ Thomas A. Grimes Thomas A. Grimes	Director	September 28, 2018

/s/ Richard M. Parry Richard M. Parry	Director	September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

ALOHA PETROLEUM LLC

By:	/s/ Richard M. Parry
Name: Richard M. Parry
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Richard M. Parry Richard M. Parry	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2018

/s/ Thomas A. Grimes Thomas A. Grimes	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2018.

ETC M-A ACQUISITION LLC

By:	/s/ Kelcy L. Warren
Name: Kelcy L. Warren
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Thomas R. Miller and Marci K. Donnelly, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer (Principal Executive Officer)	September 28, 2018

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2018

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer of ETP Retail Holdings, LLC, the sole member of ETC M-A Acquisition LLC	September 28, 2018